Explanatory Note

This amendment is being submitted to extend our existing offering under Regulation A that was qualified on September 27, 2018. This amendment incorporates information contained in supplements filed subsequent to qualification, as well as information contained in our ongoing reports filed on Form 1-K and Form 1-U.

Following the filing of this amendment, the company intends to continue making offers and sales of its securities. Should this amendment not be qualified by September 26, 2019, the company will cease making sales until the amendment is qualified.

OFFERING CIRCULAR DATED OCTOBER 4, 2019

DENIM.LA, INC.

8899 BEVERLY BLVD., SUITE 600

WEST HOLLYWOOD, CA 90048

www.dstldjeans.com

UP TO 18,867,925 SHARES OF SERIES A-3 PREFERRED STOCK

UP TO 18,867,925 SHARES OF COMMON STOCK INTO WHICH THE SERIES A-3 PREFERRED STOCK MAY CONVERT

The minimum investment in this offering is $500.32, or 944 shares of Series A-3 Preferred Stock

The Series A-3 Preferred Stock is convertible into Common Stock either at the discretion of the investor or automatically upon effectiveness of registration of the securities in an Initial Public Offering. The total number of shares of the Common Stock into which the Series A-3 Preferred may be converted will be determined by dividing the Original Issuer Price per share by the conversion price per share. The Series A-3 Preferred Stock is non-voting except in the case that any proposed amendments to the company’s certificate of incorporation adversely affect the powers, preferences or special rights of the Series A-3 Preferred Stock but not the other classes of Preferred Stock of the company, in which case holders of Series A-3 Preferred Stock would have voting rights. See “Securities Being Offered” at Page 36 for additional details.

Series A-3 Preferred Stock	Price to the Public	Total Number of Shares Being Offered	**Proceeds to Issuer Before Expenses, Discounts, and Commissions
Total Minimum:	$0.53	754,716	$399,999
Total Maximum:	$0.53	18,867,925	$10,000,000

** The company previously engaged SI Securities, LLC to serve as its placement agent to assist in the placement of its securities. During the time of the engagement with SI Securities, LLC, the company received gross investment of approximately $2,980,159 and paid $235,543 in fees and commissions to SI Securities, LLC. The company then engaged StartEngine Crowdfunding, Inc. to utilize its technology platform located at www.startengine.com. (“StartEngine”). The company paid $54,733 in fees to StartEngine for technology and administrative fees, including an administrative fee of $50 per investor. The company will also be required to issue warrants to StartEngine and StartEngine Primary based on the number of investors in the Offering. As of August 6, 2019, the company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as its placement agent in such stances in which StartEngine Primary is registered. The company will pay a cash commission of 7.0% to StartEngine Primary on sales of securities into states which it is registered, as well as issue warrants for StartEngine Primary to purchase up to 5.0% of the Series A-3 Preferred Stock as sold though StartEngine Primary upon the same terms as investors in this offering. The company will also pay $10,000 to StartEngine Primary for coordinating filings with regulators and conducting a compliance review of the company’s offering. See “Plan of Distribution and Selling Security Holders” on page 44 for details regarding the compensation payable to third-parties in connection with this offering.

i

The company expects that the amount of expenses, other than commissions, of the offering that it will pay will be approximately $42,000, not including state filing fees.

The company previously engaged The Bryn Mawr Trust Company of Delaware as an escrow agent to hold funds tendered by investors during the course of the engagement with SI Securities, LLC. The company has currently engaged Prime Trust LLC (the “Escrow Agent”) to hold funds tendered by investors. As the company has already reached its minimum in this offering, we may hold a series of closings at which we receive the funds from the Escrow Agent and issue the shares to investors. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. In the event we have not sold the minimum amount of shares by the date that is one year from the qualification of this offering with the Commission, or sooner terminated by the company, any money tendered by potential investors will be promptly returned by the Escrow Agent. The company may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each closing, funds tendered by investors will be available to the company. The offering is being conducted on a best-efforts basis.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 8 of our offering circular.

Sales of these securities commenced on approximately September 28, 2018.

The company is following the “Offering Circular” format of disclosure under Regulation A.

ii

In this Offering Circular, the terms “we”, “Digital Brands Group”, “Denim.LA”, or “the company” refers to Denim.LA, Inc.

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	overall strength and stability of general economic conditions and of the apparel industry more specifically, both in the United States and globally;
•	changes in the competitive environment, including adoption of different delivery models by established companies and products that compete with our products;
•	our ability to generate consistent revenues;
•	our ability to effectively execute our business plan;
•	changes in laws or regulations governing our business and operations;
•	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to our company;
•	our ability to maintain quality control over our products;
•	costs and risks associated with litigation;
•	our ability to obtain and protect our existing intellectual property protections including trademarks;
•	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
•	other risks described from time to time in periodic and current reports that we file with the Commission.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this Offering Circular, including in the sections of entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to the company including but not limited to the fact that we have limited operating history and have limited number of management and other staff. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements.

This Offering Circular contains estimates and statistical data that we obtained from industry publications and reports. These publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information, and you are cautioned not to give undue weight to such estimates. Although we believe the publications are reliable, we have not independently verified their data. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

You should read this Offering Circular and the documents that we reference and have filed as exhibits to the offering statement of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

Should one or more of the risks or uncertainties described in this Offering Circular occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Offering Circular are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

SUMMARY OF THE OFFERING

Digital Brands Group Overview

The company was founded in 2012 as Denim.LA, LLC with the premise of selling premium essentials online, including jeans, shorts, tops, accessories, and gift cards. In January 2013, the company converted into and reincorporated as Denim.LA, Inc. From September 2012 to August 2014, the company operated under the trade name “20JEANS”, and since September 2014, the company began operating as “DSTLD”.

In 2018, the company decided to internally re-organize around a multi-brand strategy with a shared services model, where the core functional teams would support multiple digital first brands that each have their own identity, website, product line, customer base, and creative team. We plan to grow our brand portfolio by either creating brands internally or acquiring existing companies and weaving their creative and operational teams into ours.

We will operate the company under the name Digital Brands Group, and will initially exist as a DBA of Denim.LA, Inc. The first two brands of the Group will be DSTLD and ACE Studios. The Digital Brands Group organization will consist of teams across finance, accounting, operations, marketing, analytics, supply chain/production, customer service, logistics, retail, and investor relations, which will support the various brands, each of which will have their own creative team.

DSTLD Brand Overview

DSTLD (dis’til’d) is a modern lifestyle brand that strips away excess and impurities to present premium denim and ready-to-wear essentials without retail markup.

Our brand tenets are:

LUXURY QUALITY

We craft the DSTLD and ACE Studios lines with upper echelon fabrics and finishes, premier caliber construction, and fit.

INDUSTRY-LEADING PRODUCERS

We work with some of the most sought-after factories and laundries in the industry – the same facilities producing for leading luxury apparel brands.

NO RETAIL MARKUP

We sidestep the middleman and sell our products ourselves, allowing us to offer top-tier quality without the standard 3-8 times retail markup.

We offer fashion essentials with premium brand quality at fast fashion prices. Our products include staples such as jeans, jackets, t-shirts and hoodies, in essential designs and a color palette of black, grey, white and denim.

We launched the DSTLD brand in June 2014 and have scaled rapidly (metrics as of August 2019):

●	Cumulative customer base of over 88,300
●	Average Order Value (AOV) of over $148
●	Lifetime sales of over $20,900,000 (non-GAAP measurement of gross sales)
●	71.7% repeat customer rate

Growth Metrics

Since we launched DSTLD in 2014 through August, 2019, we have had 88,300 customers ordering over 278,800 items.

Gross Transaction Volume (“GTV”) represents the total dollar volume transacted by users on the DSTLD platform. GTV is a non-GAAP measurement, which differs from the presentation of revenues in the financial statements in that GTV is recorded at the time a user completes a transaction on DSTLD and does not account for returns or discounts. This is in contrast to the GAAP measurement of net revenues that are recognized when the product is shipped and accounts for returns and discounts. As such, these GTV figures are not representative of actual revenues or cash flow.

We have seen the following growth in DSTLD GTV from the fourth quarter 2014 to the fourth quarter 2018:

2014 Q4 Gross Transaction Volume: $299,155.87

2015 Q1 Gross Transaction Volume: $359,346.29

2015 Q2 Gross Transaction Volume: $556,815.58

2015 Q3 Gross Transaction Volume: $693,542,03

2015 Q4 Gross Transaction Volume: $736,954.68

2016 Q1 Gross Transaction Volume: $479,398.39

2016 Q2 Gross Transaction Volume: $581,108.89

2016 Q3 Gross Transaction Volume: $791,666.00

2016 Q4 Gross Transaction Volume: $1,427,378.00

2017 Q1 Gross Transaction Volume: $1,405,025.00

2017 Q2 Gross Transaction Volume: $1,605,049.71

2017 Q3 Gross Transaction Volume: $1,329,930.00

2017 Q4 Gross Transaction Volume: $1,544,736.00

2018 Q1 Gross Transaction Volume: $1,257,063.91

2018 Q2 Gross Transaction Volume: $1,354,638.27

2018 Q3 Gross Transaction Volume: $1,239,079.20

2018 Q4 Gross Transaction Volume: $2,328,794.00

Our Current Products

Currently, the DSTLD product assortment includes jeans, shorts, tees and tanks, sweatshirts, belts, and sunglasses. We produce our products at high-end factories producing for other leading premium denim and contemporary brands, and offer them at competitive pricing.

Our premium denim starts at $75; similar quality brands produced at the same factories wholesale for approximately $75 and retail for over $180. Our prices are in line with those of Zara, which is one of the largest clothing retailers, which suggests that our pricing is accessible to a large market.

Our Plans for DSTLD Products

Although we have focused primarily on denim and simple knits (tees and tanks) to date, we aspire to offer a full line of apparel and lifestyle products. We believe in a highly focused approach on fashion ‘essentials’ that have multi-year product lifecycles that allow us to iterate on product quality while keeping prices affordable and building long-term relationships with leading suppliers.

We continue to roll out and test new products including jackets, button-down shirts, blazers, bags, sweaters, socks, underwear, shoes, and other product categories that allow customers to purchase their full wardrobe through DSTLD.

ACE Studios Overview

ACE Studios will design and offer luxury men’s suiting with superior performance, superb fits, and excellent quality at an exceptional value.

Our brand tenets are:

UNEXPECTED LUXURY

We work with the same high-quality mills and factories in the world as the leading luxury brands. We produce a luxurious garment, which at our price points, is unexpected by the consumer.

SUPERIOR PERFORMANCE

We focus on fabrics and manufacturing processes that add performance qualities or luxury to the garment.

SUPERB FITS

We believe most customers have different shapes and sizes, so we plan to offer multiple fits for our products.

EXCELLENT QUALITY

We work with the same high-quality mills and factories in the world as the leading luxury brands. We focus on quality fabrics and manufacturing processes.

EXCEPTIONAL VALUE

We sidestep the middleman and sell our products ourselves, allowing us to offer top-tier quality without the standard 3-8 times retail markup.

We will offer men’s classic tailored apparel with premium and luxury fabrics and manufacturing at prices slightly above fast fashion. Our products will include staples such as suits, sport coats, dress shirts, luxury performance tee shirts and polos, casual shirts, belts, casual pants, shorts, bags, footwear, and outerwear.

Our Current Products

ACE Studios product assortment will include suits, dress shirts, luxury performance tee shirts and polos, and casual pants. We will produce our products at high-end factories using luxury and performance fabrics that the leading luxury brands use and offer them at competitive pricing.

Our suits will range from $295 to $495; similar quality brands produced at the same factories wholesale for approximately $300 to $600 and retail for $600 to $1,200. Our dress shirts will range $55 to $65, similar quality brands produced at the same factories wholesale for approximately $50 to $75 and retail for $95 to $150. Our casual pants will range $85 to $109, similar quality brands produced at the same factories wholesale for approximately $85 to $115 and retail for $175 to $250. Our prices are below Suit Supply, Hugo Boss, Ted Baker, Bonobos, J.Crew, Canali, and Hickey Freeman, which are some of the largest clothing menswear brands, which suggests that our pricing is accessible to a large market.

Our Plans for ACE Studios Products

Although we have focused launching primarily with suits and dress shirts, we aspire to offer a full line of tailored apparel and lifestyle products. We believe in a highly focused approach on fashion ‘classic” styles and colors that have multi-year product lifecycles that allow us to iterate on product quality while keeping prices affordable and building long-term relationships with leading suppliers.

We will continue to roll out and test new products including sport coats, luxury performance tee shirts and polos, polos, casual shirts, belts, casual pants, shorts, bags, footwear, and outerwear, and other product categories that allow customers to purchase their full wardrobe through ACE Studios.

Digital Brands Group

Our Differentiated Approach

‘Distilled’ Collection. Our focus is to produce a range of luxe essentials for the creative class that lives and works in denim. By distilling down our focus, we want to offer only core essentials in a monochromatic color scheme, by producing a range of non-seasonal apparel and accessories that are classic in design and never go out of style.

Contemporary quality and brand positioning, fast fashion pricing. Fashion retail is broken. Our goal is to fix the fashion industry by allowing the general population to have access to high quality product without waiting for the leftovers to go on sale. We plan to offer the same quality product as contemporary brands such as Theory, Vince, Rag & Bone, and All Saints, but priced closely to fast fashion brands such as Zara, H&M, and Topshop.

What We Believe Sets Us Apart

Luxury Performance at Exceptional Value. Our brand is built on delivering luxury and performance products at exceptional value. We believe that the customer seeks the highest quality products for the lowest price. We believe that we will have the best customer value proposition in the menswear market. We achieve this by using the leading mills and factories in the world and selling direct to the customer vs. the traditional wholesale channel.

Digitally Competent. Our store is built on a custom Ruby on Rails platform with Spree (Ruby Gem) backend. Our website can be accessed via desktop, tablet or smartphone. We have acquired the majority of our customers via performance marketing and have acquired over 20,000 customers at a competitive and scalable price. Digital advertising channels, such as Facebook, allow us to track cost of acquiring a new customer and how much that customer spends over time.

Real-time data and just in time supply chain. All data is managed in real time through dashboard that integrate sales data, warehouse data from our 3PL, and site data from Analytics. Demand forecasting is paired with monthly or bi monthly deliveries from suppliers; keep weeks on hand low; show weeks on hand data; essentials collection approach allows for suppliers to build production efficiencies in replenishment programs and in some cases stock goods allowing for fast response to influxes in demand. In the future, the company anticipates that suppliers can be given access to sales dashboards and automatically generate purchase orders on core products, within a predefined contract.

Collaborative Design. User surveys to help influence design; we do small test orders to gauge product demand before large commitments; the company currently plans to develop ‘design lab’ for top customers to help identify new products, iterate on existing core products, and A/B test pricing.

Our Growth Strategy

Continue to launch products. We intend to launch core products across multiple categories in order to drive up average order value and increase repeat customer rate. Categories include jeans, shorts, tee shirts, shirts, belts, leather accessories, bags, headwear, footwear, and outerwear.

Digital Marketing. We will continue to invest in proven digital consumer acquisition strategies, including Facebook, Instagram, display and retargeting while continuing to test emerging channels like Snapchat and Twitter.

Celebrity Product Placement. We intend to utilize public relations channels to ensure that our product is being seen on the most popular celebrity influencers, which will provide additional exposure and style validation for our entire product range.

Increased Global Distribution. By growing our paid acquisition channels and offering competitive pricing and shipping costs, we intend to grow beyond our home market into new countries in Europe, Asia, and Oceania.

Grow Retail Presence. Part of your growth model includes adding multiple retail locations in large metropolitan areas across the United States in high traffic areas. These will primarily “try-on” or “guideshops” which will allow customers to view and try on our products. Orders will be placed at the store, but will ship to the customer within 1-2 business days.

Industry Background and Trends

E-Commerce for Clothing. With retail e-commerce revenue from apparel and accessories expected to reach $110.6 billion U.S. dollars in 2019, the industry appears to show no signs of slowing down. Online apparel sales are continuing to increase its portion of market share from all apparel and accessory sales, and is growing at the fastest rate of all U.S. Ecommerce. Online apparel sales grew 18.5% in 2018 and represented 34.4% of U.S. apparel sales, up from 30.6% in 2017, according to the new Internet Retailer 2019 Online Apparel Report. Comparatively, all of U.S. ecommerce grew 15% last year and accounted for 14% of total sales, according to the same report.

The growth in apparel can be contributed to the rise of digitally native, vertically integrated startup brands disrupting the apparel market.

Normcore Fashion. Normcore wearers are people who do not wish to distinguish themselves from others by their clothing. This is not to mean that they are unfashionable people who wear whatever comes to hand, but that they consciously choose clothes that are undistinguished – except, frequently, for a highly visible label to impart prestige. (Source: Wikipedia, last accessed June 22, 2017).

Disintermediated Retail. Consumers are becoming increasingly familiar with the retail disintermediation story, where products are sold direct to consumers without retail markup. Brands such as Dollar Shave Club, Warby Parker, and Everlane have been educating customers on this concept, which leads customers to seek out other brands that are offering high quality products at lower prices through a similar model. In an article titled “The New Trend that is Going to Change the Way You Shop” dated April 25, 2015, The Zoe Report said “We’ll always have a soft spot for traditional retail (a visit to Barneys is never a bad idea), but in terms of saving money and time, your TZR editors are all aboard the direct-to-consumer trend. By eliminating the middlemen, online-only brands like Everlane, The Arrivals and StyleSaint avoid unnecessary price markups to give you chic, quality pieces at a modest cost. Consider their added perks from social consciousness to no-fuss return policies and speedy delivery—translation: no more stressful shopping trips to the mall!—and you’ll be sold on the strategy.”

Selected Risks Associated with the Business

Our company and our business are subject to a number of risks, which are set out in more detail in “Risk Factors.” Risks include the following:

•	Our auditor has issued a “going concern” opinion.
•	We are a new entrant to the clothing industry
•	Our results of operations are subject to variable influences and intense competition.
•	New competitors may enter the market.
•	Competitors may be able to call on more resources than us.
•	We may not be able to fully exploit newly acquired brands or released brands.
•	Our success depends on our ability to design and manufacture products that appeal to our customers.
•	We may not be able to respond to changing fashion trends.
•	We may not be able to successfully implement growth.
•	We are subject to seasonal buying patterns.
•	If we cannot raise sufficient funds, we will not succeed.
•	We depend on a small management team.
•	There is no current market for any shares of the company's stock.
•	We will incur increased costs if we decide to become a publicly-traded company.
•	If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding
•	our stock, then our stock price and trading volume could decline.
•	The Series A-3 Preferred Stock is non-voting; voting control is in the hands of a few large stockholders.
•	Investors must consent to jurisdiction in California.
•	We could be hacked.
•	We rely on our third-party logistics company.
•	Our space is crowded and there are many competitors for share-of-wallet.
•	Recently imposed tariffs and countervailing actions may increase our cost of goods or result in delay to delivery.
•	Uncertainty with respect to US trade policy may reduce our manufacturing choices and add to our expenses.
•	Fluctuations in the price, availability and quality of raw materials could cause delays and increase costs and cause our operating results and financial condition to suffer.
•	Hindsight may prove that an acquisition may not have been on favorable terms to the company.

SUMMARY OF THE OFFERING

Securities offered

Minimum of 754,716 shares of Series A-3 Preferred Stock and 754,716 shares of Common Stock into which they may convert. As of July 31, 2019, we have sold 5,622,942 shares and have met our minimum offering requirement.

Maximum of 18,867,925 shares of Series A-3 Preferred Stock and 18,867,925 shares of Common Stock into which they may convert.

Minimum investment	The minimum investment in this offering is $500.32, or 944 shares of Series A-3 Preferred Stock. Investors that participated in the SeedInvest Auto Invest program had a lower investment minimum in this offering of $199.81, or 377 shares.

Common Stock outstanding before the offering	10,377,615 shares

Preferred Stock outstanding before the offering	32,420,329 shares

Preferred Stock outstanding at July 31, 2019	38,045,309

Preferred Stock outstanding after the offering (assuming a fully subscribed offering)	51,288,254 shares (see “Dilution” for more information on conversion of outstanding convertible notes)

Common Stock outstanding after the offering (assuming a fully subscribed offering in which all holders of Series A-3 Preferred Stock convert to Common Stock)	29,245,540 shares

Use of proceeds	The proceeds of this offering will be used for marketing, personnel, and product buys.

RISK FACTORS

The SEC requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more-risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to Invest.

The company’s auditor has issued a going concern opinion.

Our auditor has issued a “going concern” opinion on the company’s financial statements. The Company lacks liquidity to satisfy obligations as they come due, and had a working capital deficit of $3,897,807 as of December 31, 2018 and only had positive working capital of $55,008 as of December 31, 2017.

We are a new entrant to the clothing industry.

We first organized as a company in September 2012 (as Denim.LA, LLC). As such, we are a new entrant to the clothing industry and do not have the same brand awareness and customer base as other players in the market space.

Our results of operations are subject to variable influences and intense competition.

Our company is sensitive to changes to in consumer spending patterns, consumer preferences, and overall economic conditions. We are also subject to fashion trends affecting the desirability of our products. In addition to competing with other direct-to-consumer clothing and apparel companies, we face competition from a broad range of retailers, many of which have greater financial resources than we do.

New competitors may enter the market.

We operate in an established market space that regularly sees the entrance of new competitors. New competitors may copy our business model and provide an expanded range of products at a lower cost, targeting the same customer base, which may force us to cut prices and decrease our margins.

Competitors may be able to call on more resources than us.

While we believe that the company is unique, there may be other ways to deliver luxury denim and clothing products without the use of middlemen and retail establishments. Additionally, competitors may replicate our business ideas and produce directly competing products. These competitors may be better capitalized than we are, which would give them a significant advantage. This would particularly be the case if a major clothing manufacturer or retailer were to enter the market.

We may not be able to fully exploit newly acquired brands or released brands.

In the apparel industry, differing brands are used to reach different market segments and capture new market share. However, not every brand deployment is successful. We may incur significant costs acquiring, developing, and promoting new brands only to have limited market acceptance and limited resulting sales. If this occurs, our financial results may be negatively impacted and we may determine it is in the best interest of the company to no longer support that brand.

Our success depends on our ability to design and manufacture products that appeal to our customers.

It is possible that future new products will fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

We may not be able to respond to changing fashion trends.

Our company is sensitive to changes in consumer preference, fashion trends, and the fashion business environment. If we are unable to respond to changes in the business environment and fashion trends it may result in our brands no longer being accepted in the marketplace.

We are subject to seasonal buying patterns.

We experience seasonal fluctuations in our net sales and net income associated with the clothing and apparel industry. Our quarterly results of operations may also fluctuate significantly as a result of a variety of factors, including the timing of new products and marketing pushes.

We depend on a small management team.

We depend on the skill and experience of four individuals, Corey Epstein, Mark Lynn, Kevin Morris, and Hil Davis. Each has a different skill set. If we are not able to call upon one of these people for any reason, our operations and development could be harmed.

We may not be able to successfully implement growth.

We depend on our ability to scale customer acquisition while maintaining an acceptable customer acquisition cost while successfully implementing any growth or strategic plans. If we are unable to scale customer acquisition at an acceptable cost, we may not be able to successfully increase our customer base.

If we cannot raise sufficient funds, we will not succeed.

We are offering Series A-3 Preferred Stock in the amount of up to $10,000,000 in this offering on a best-efforts basis and may not raise the complete amount. Even if the maximum amount is raised, we are likely to need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, the company may not survive. If we raise a substantially lesser amount than the Maximum Raise, we will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

There is no current market for any shares of the company's stock.

There is no formal marketplace for the resale of the Series A-3 Stock or any of the company’s Preferred Stock. Shares of Series A-3 Preferred Stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

We will incur increased costs if we decide to become a publicly-traded company.

If we decide to list our shares on a public exchange, we will incur additional legal, accounting, and other expenses not presently incurred. These expenses would result from increased public reporting requirements, new accounting practices that we may be required to adopt, and additional corporate governance requirements. Some of these costs could be reduced should we decide to have our shares quoted on the OTCQX operated by OTC Markets Group, or the Alternative Investment Market (AIM) in London. Nevertheless, the rules and regulations of being publicly quoted or listed on an exchange will increase our legal and financial compliance costs.

If securities or industry analysts do not publish research or reports about us, or if they adversely change their recommendations regarding our stock, then our stock price and trading volume could decline.

The trading market for our stock will be influenced by the research and reports that industry or securities analysts publish about us, our industry and our market. If no analyst elects to cover us and publish research or reports about us, the market for our common stock could be severely limited and our stock price could be adversely affected. As a small-cap company, we are more likely than our larger competitors to lack coverage from securities analysts. In addition, even if we receive analyst coverage, if one or more analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. If one or more analysts who elect to cover us issue negative reports or adversely change their recommendations regarding our common stock, our stock price could decline.

The Series A-3 Preferred Stock is non-voting; voting control is in the hands of a few large stockholders.

The Series A-3 Preferred Stock we are offering is non-voting, so investors in this offering, whether they purchase the minimum of 944 shares or over 100,000 shares, will not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company’s governance documents, expanding the employee option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval.

Investors must consent to jurisdiction in California.

Section 6 of the subscription agreement for this Offering requires investors to consent to the jurisdiction of any state or federal court of competent jurisdiction located within the State of California. As a result, investors located outside the State of California may have difficulty bringing a legal claim against us due to geographic limitations.

We could be hacked.

Hackers and/or data breaches could lead to material financial losses, reputational damage, and legal expenses. Credit card processors could refuse to do business with us if we were to receive a large number of chargebacks, which can be triggered by fraudulent use of stolen credit cards. We do security audits; we do not store credit card information; we do our best to safeguard our systems and assets but we cannot guarantee that we will be able to successfully repel future attempts to defraud us or hack into our customers’ data.

We rely on our third-party logistics company.

All of our product is stored and shipped out of our third-party logistics provider, Newgistics. If there was a catastrophic event that resulted in a facility shut down or damaged goods, we would be unable to ship orders for a period of time. Additionally, we may be forced to renegotiate our contract and our rates, which could hamper our gross margin and potentially force us into searching for a new warehousing and fulfilment partner.

Our space is crowded and there are many competitors for share-of-wallet.

While apparel is very large industry it is also very fragmented. Competitors may be better capitalized than us and outspend us, which would give them a significant advantage.

We rely on third party manufacturers and vendors, some of whom are outside the United States.

Our products are primarily produced by, and purchased or procured from, independent manufacturing contractors located mainly in countries in North America, Europe and Asia. A manufacturing contractor’s failure to ship products to Digital Brands Group in a timely manner or meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. Due to our overseas production, which in some product categories is more than 75% of total, our business is subject to the following risks:

●	political and economic instability in countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods;
●	imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;
●	imposition of increased duties, taxes and other charges on imports;
●	significant fluctuation of the value of the dollar against foreign currencies;
●	labor shortages in countries where contractors and suppliers are located;
●	a significant decrease in availability or an increase in the cost of raw materials;
●	restrictions on the transfer of funds to or from foreign countries;
●	disease epidemics and health-related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;
●	increases in the costs of fuel, travel and transportation;
●	increases in manufacturing costs in the event of a decline in the value of the United States dollar against major world currencies, particularly the Mexican Peso and Chinese Yuan, and higher labor costs being experienced by our foreign manufacturers in Mexico and China;
●	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

If these risks limit or prevent us from selling or manufacturing products in any significant international market, prevent us from acquiring products from foreign suppliers, or significantly increase the cost of our products, our operations could be seriously disrupted until alternative suppliers are found or alternative markets are developed, which could negatively impact our business.

Recently imposed tariffs and countervailing actions may increase our cost of goods or result in delay to delivery.

Recent trade disputes between the United States and its traditional trading partners Mexico and China may result in increased cost of goods for our products. Due to our focus on maintaining product prices for customers, we may be required to absorb those increased costs, resulting in lower gross profits. Additionally, even without tariff duties impacting our cost of goods, our products may be subject to increased inspection or delays as retaliatory measures are taken by foreign governments.

Uncertainty with respect to US trade policy may reduce our manufacturing choices and add to our expenses.

Most of the suppliers of raw materials and/or manufacturers of our products are not in the United States. The current US President indicated a desire to re-negotiate trade deals and impose tariffs on materials and products manufactured in foreign countries, including China and Mexico. We may incur additional expenses if we are forced to base our manufacturing in the United States.

Fluctuations in the price, availability and quality of raw materials could cause delays and increase costs and cause our operating results and financial condition to suffer.

Fluctuations in the price, availability and quality of the fabrics or other raw materials, particularly cotton, leather, and synthetics used in our manufactured apparel, could have a material adverse effect on cost of sales or our ability to meet customer demands. The price and availability of the raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields, weather patterns, labor costs and changes in oil prices. If prices increase, we may not be able to pass these costs onto our customers, due to our competitive price point. This could result in lower gross margins and could have a significant adverse effect on our business, financial condition, and operating results. Delays in availability and delivery of raw materials could result in delays of product deliveries, potentially causing decreased sales and financial performance.

Hindsight may prove that an acquisition may not have been on favorable terms to the company.

Our goal with any future acquisition is that any acquired brand should be able to contribute neutral to positive EBITDA to the holding company after integration and the cost savings that are generated. To effect these acquisitions, we will likely be required to obtain lender financing or issue additional shares of stock in exchange for the shares of the target entity. If the performance of the acquired brand to does not produce positive results for the company, the terms of the acquisition, whether it is interest rate on debt, or additional dilution of stockholders, may prove detrimental to the financial results of the company, or the performance of your particular shares.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing shareholders as of December 31, 2018, giving effect to full conversion of all outstanding stock options, and assuming that the shares are sold at $0.53 per share. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

Dilution Table #1

	Date Issued	Issued Shares		Potential Shares	Total Issued and Potential Shares		Effective Cash Price per Share at Issuance or Potential Conversion
Common Shares	2013	10,377,615			10,377,615		$0.01	(3)
Series Seed Preferred Shares (conversions of convertible notes payable)	2014	20,714,518	(2)		20,714,518		$0.21
Series A Preferred Shares	2016	5,648,865	(2)		5,648,865		$0.48
Series A-2 Preferred Shares	2017	5,932,742	(2)		5,932,742		$0.50
Series CF Preferred Shares	2018	124,204	(2)		124,204		$0.52
Warrants (Advisory Agreements):
Common	2014			4,197,745	4,197,745	(1)	$0.16
Series A	2016			250,503	250,503	(1)	$0.43
Series A-2	2017			296,637	296,637	(1)	$0.50
Options:
$0.15 Options (net of forfeitures as of Sept. 28, 2018)	2014			4,137,652	4,137,652	(1)	$0.15
$0.10 Options (net of forfeitures as of Sept. 28, 2018)	2015			5,605,000	5,605,000	(1)	$0.10
$0.16 Options (net of forfeitures as of Sept. 28, 2018)	2016			3,363,764	3,363,764	(1)	$0.16
$0.16 Options (net of forfeitures as of Sept. 28, 2018)	2017			50,000	50,000	(1)	$0.16
$0.21 Options (net of forfeitures as of Sept. 28, 2018)	2018			4,920,000	4,920,000	(1)	$0.21

Total Common Share Equivalents		42,797,944		22,821,301	65,619,245		$0.18
Investors in this offering, assuming $10 Million raised		18,867,925			18,867,925		$0.53

Total After Inclusion of this Offering		61,665,869		22,821,301	84,487,170		$0.27

(1)	Assumes conversion at exercise price of all outstanding warrants and options

(2)	Assumes conversion of all issued preferred shares to common stock.

(3)	Common shares issued for various terms ranging from zero cash to $0.09 per share. Common shares issued without cash payment included 2,688,889 to a founder for a $242,000 forgivable note receivable, 83,124 shares under an advisory agreement, and 981,253 shares issued as part of conversion of a promissory note to Series A and common stock. 6,624,349 shares were issued for an effective cash price of $0.009 per share.

The following table illustrates the dilution that new investors will experience upon investment in the Company. This table uses the Company’s net tangible book value as of December 31, 2018 of $(5,553,409), which is derived from the net equity of the Company in the December 31, 2018 financial statements, reduced by the proceeds of $1,827,232 received in 2018 from this offering, so as to not double-count net tangible book value post financing. This tangible net book value is then adjusted to contemplate conversion all other convertible instruments outstanding at current that would provide proceeds to the Company, which assumes exercise of all options (18,076,416 shares) and warrants (4,744,885 shares) outstanding through current. Such conversions would provide $3,708,649 of proceeds and result in the issuance of 22,274,161 shares of common stock, 250,503 shares of Series A stock and 296,637 shares of Series A-2 stock, which are considered in the figures used in the calculations presented in the table. The realized offering costs in the following three calculations include $42,000 in professional and accounting costs, as well as realized fees and commissions of $235,543 paid to SI Securities, LLC, $54,733 paid to StartEngine, and $10,000 paid to StartEngine Primary. The potential additional offering cost includes an 7.0% commission paid to StartEngine Primary for gross proceeds in excess of the $2,980,159 sold as of the date of this supplement.

For consistency with the presentation of our net tangible book value as of December 31, 2018, investors should note that this table does not include the 2,515,649 shares sold in this offering as those sales were completed in 2019.

The table presents two scenarios for the convenience of the reader: a $5,000,000 raise from this offering, and a fully subscribed $10,000,000 raise from this offering (maximum offering).

On Basis of Full Conversion of Issued Instruments	$5 Million Raise		$10 Million Raise
Price per Share	$0.53		$0.53
Shares Issued	9,433,962		18,867,925
Capital Raised	$5,000,000		$10,000,000
Less: Realized Offering Costs	$(300,276)		$(300,276)
Less: Potential Additional Offering Costs	$(128,763)		$(478,763)
Net Offering Proceeds	$4,570,961		$9,220,961
Net Tangible Book Value as of Dec. 31, 2018	$(1,844,760	)(2)	$(1,844,760	)(2)
Net Tangible Book Value Post-financing	$2,726,201		$7,376,201

Shares issued and outstanding pre-financing, assuming full conversion and issued stock options	65,619,245	(1)	65,619,245	(1)
Post-Financing Shares Issued and Outstanding	75,053,207		84,487,170

Net tangible book value per share prior to offering	$(0.028)		$(0.028)
Increase per share attributable to new investors	$0.064		$0.115
Net tangible book value per share after offering	$0.036		$0.087
Dilution per share to new investors ($)	$0.494		$0.443
Dilution per share to new investors (%)	93.15%		83.53%

(1)	Assumes conversion of all issued preferred shares to common stock, conversion of 4,744,885 outstanding stock warrants (providing proceeds of $928,099 to net tangible book value), and conversion of 18,076,416 outstanding stock options (providing proceeds of $2,760,100 to net tangible book value).

(2)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding warrants and stock options discussed at (1) and exclusion of proceeds from the current offering received in 2018.

The next table is the same as the previous, but adds in consideration of authorized but unissued stock options, presenting the fully diluted basis. This adds 528,639 pre-financing shares outstanding and is not adjusted for potential conversion proceeds on the hypothetical exercise of these options.

On Basis of Full Conversion of Issued Instruments On Basis of Full Conversion of Issued Instruments and Authorized but Unissued Stock Options	$5 Million Raise		$10 Million Raise
Price per Share	$0.53		$0.53
Shares Issued	9,433,962		18,867,925
Capital Raised	$5,000,000		$10,000,000
Less: Realized Offering Costs	$(300,276)		$(300,276)
Less: Potential Additional Offering Costs	$(128,763)		$(478,763)
Net Offering Proceeds	$4,570,961		$9,570,961
Net Tangible Book Value as of Dec. 31, 2018	$(1,844,760	)(2)	$(1,844,760	)(2)
Net Tangible Book Value Post-financing	$2,726,201		$7,726,201

Shares issued and outstanding pre-financing, assuming full conversion and authorization but unissued stock options	66,147,884	(1)	66,147,884	(1)
Post-Financing Shares Issued and Outstanding	75,581,846		85,015,809

Net tangible book value per share prior to offering	$(0.028)		$(0.028)
Increase per share attributable to new investors	$0.064		$0.119
Net tangible book value per share after offering	$0.036		$0.091
Dilution per share to new investors ($)	$0.494		$0.439
Dilution per share to new investors (%)	93.19%		82.85%

(1)	Assumes conversion of all issued preferred shares to common stock, conversion of 4,744,885 outstanding stock warrants (providing proceeds of $928,099 to net tangible book value), and conversion of 18,076,416 outstanding stock options (providing proceeds of $2,760,100 to net tangible book value) and conversion of authorized but unissued stock options of 528,639 shares (no adjustment for proceeds contemplated in the calculations).

(2)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding warrants and stock options discussed at (1) and exclusion of proceeds from the current offering received in 2018.

The final table is the same as the previous two, but removes the assumptions of conversion of options, and warrants and consideration of authorized but unissued stock options, instead only presenting issued shares (common shares, plus the assumption of conversion of all issued and outstanding preferred shares).

On Issued and Outstanding Basis:	$5 Million Raise		$10 Million Raise
Price per Share	$0.53		$0.53
Shares Issued	9,433,962		18,867,925
Capital Raised	$5,000,000		$10,000,000
Less: Realized Offering Costs	$(300,276)		$(300,276)
Less: Potential Additional Offering Costs	$(128,763)		$(478,763)
Net Offering Proceeds	$4,570,961		$9,220,961
Net Tangible Book Value as of Dec. 31, 2018	$(5,553,409	)(2)	$(5,553,409	)(2)
Net Tangible Book Value Post-financing	$(982,448)		$3,667,552

Shares Issued and Outstanding Pre-Financing	42,797,944	(1)	42,797,944	(1)
Post-Financing Shares Issued and Outstanding	52,231,906		61,665,869

Net tangible book value per share prior to offering	$(0.130)		$(0.130)
Increase/(Decrease) per share attributable to new investors	$0.111		$0.189
Net tangible book value per share after offering	$(0.019)		$0.059
Dilution per share to new investors ($)	$0.549		$0.471
Dilution per share to new investors (%)	103.55%		88.78%

(1)	Assumes conversion of all issued preferred shares to common stock.

(2)	Excludes the proceeds from the current offering received in 2018.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company’s employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2014, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.
●	In June 2015, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share. In some cases, dilution can also completely wipe out the value of investments made by early investors, without any person being at fault.

Investors should understand how dilution works and the availability of anti-dilution protection.

Dilution Protection for Other Stockholders

Previous investors have protection from dilution that does not apply to investors in this offering. “Major Investors” are granted a right of first offer in Section 4 of the Denim.LA, Inc. Investors’ Rights Agreement dated October 10, 2014, as a form of protection from dilution. We have granted “Major Investors,” or those who own at least 735,000 outstanding shares of the company, prior to the Series A-3 Preferred offering, and on a pre-stock split basis, the right of first offer to purchase shares in new securities we may propose to sell after the date of that agreement. When we propose to undertake an issuance of new securities, such as the Series A-3 Preferred Stock in this offering, we must give each Major Investor written notice describing the type of new security, the price and the general terms. Each Major Investor will have ten days after the notice is mailed or delivered to agree to purchase their pro rata share of the new securities. If a Major Investor does not exercise their right of first refusal within the ten-day period, we have ninety days to sell or enter into an agreement to sell that portion of new securities before the right resets. Alternatively, we may request that each Major Investor waive their right of first offer. For this offering, we have received such a waiver from each Major Investor. The right of first offer in the agreement will end if we make an initial public offering.

USE OF PROCEEDS TO THE ISSUER

If we reach an offering amount of $5,000,000, we plan to allocate proceeds as follows:

●	A total of $429,039 will be used for various offering costs.
●	$75,000 will be used for audit and legal fees
●	The first $1,000,000will be used for marketing:

○	We will launch retail 1-2 stores in new metropolitan areas, which we estimate at $50,000 per store.
○	We will test multiple channels to find scalable online and offline customer acquisition

●	The next $35,000will be used for product development, sampling, and buys:

○	We will test new product categories for Ace Studios, including suiting, pants, and accessories
○	We will expand our DSTLD product offering and test different categories including leather, cotton basics, and core outerwear.
○	We will invest in additional products and inventory to support consumer demand.
○	We will expand the company by hiring key members in marketing and customer service.

●	The remainder will be used for personnel costs:

○	We will expand the company by hiring key members in marketing and product

We intend that any proceeds beyond the first $5,000,000 will be allocated in the following way (after deduction for fees and commissions): 40% for product buys and development, 40% for advertising/marketing, 15% for personnel costs, and 5% for capital expenses.

If we reach out maximum offering amount of $10,000,000, we plan to use the proceeds as follows:

●	$850,000 will be payable to SI Securities for commissions
●	$42,000 will be used for audit and legal fees
●	Approximately 40% ($3.66 million) will be used for product buys.

○	We will test new product categories for Ace Studios, including suiting, pants, and accessories
○	We will test new product categories for new brands that will eventually fall under the Digital Brands Group umbrella
○	We will expand our DSTLD product offering and test different categories including leather, cotton basics, and core outerwear.
○	We will invest in additional products and inventory to support consumer demand.

●	Approximately 15% ($1.37 million) will be used for personnel costs.

○	We will expand the company by hiring key team members in finance, technology, marketing, and customer service

●	Approximately 40% ($3.66 million) will be used for marketing.

○	We will continue to expand our retail presence across key metropolitan areas, which we estimate at $50,000 to launch each new store.
○	We will test multiple channels to find scalable online and offline customer acquisition

●	Approximately 5% ($0.457 million) will be used for capital expenses, which includes office space and equipment, computer hardware, etc.

We do not currently have plans to use proceeds from the offering to make payments to officers or directors.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

OUR BUSINESS

Company History

The company was founded in 2012 as Denim.LA, LLC with the premise of selling premium essentials online, including jeans, shorts, tops, accessories, and gift cards. In January 2013, the company converted into and reincorporated as Denim.LA, Inc. From September 2012 to August 2014, the company operated under the trade name “20JEANS”, and since September 2014, the company began operating as “DSTLD”.

In 2018, the company decided to internally re-organize around a multi-brand strategy with a shared services model, where the core functional teams would support multiple digital first brands that each have their own identity, website, product line, customer base, and creative team. We plan to grow our brand portfolio by either creating brands internally or acquiring existing companies and weaving their creative and operational teams into ours. We will operate the company under the name Digital Brands Group, and will initially exist as a DBA of Denim.LA, Inc. The first two brands of the Group will be DSTLD and ACE Studios. The Digital Brands Group organization will consist of teams across finance, accounting, operations, marketing, analytics, supply chain/production, customer service, logistics, retail, and investor relations, which will support the various brands, each of which will have their own creative team.

DSTLD Brand Summary

Principal Products and Services

DSTLD focuses on minimalist design, superior quality, and only the essential wardrobe pieces. We deliver casual luxury rooted in denim; garments that are made with exhaustive attention to detail from the finest materials for a closet of timeless, functional staples. Our name is derived from the word ‘distilled,’ meaning to extract only the essentials. As such, DSTLD boasts an unembellished line of key wardrobe pieces in a fundamental color palette of black, white, grey, and denim.

DSTLD has developed a highly scalable formula for success through our evolved e-commerce approach, allowing us to invest in what matters (people, product, and our production partners), rather than skimping on quality or ethical labor standards to reduce costs.

DSTLD offers the following clothing and accessories:

Men’s Jeans: DSTLD designs and sells premium grade denim at one-third the typical price of its contemporary brand competitors. While most premium denim is sold for $180+, DSTLD’s jeans start at just $75. We offer four proprietary men’s fits, which have been perfected by our own veteran denim patternmaker and our designer, as well as tested on highly experienced fit models. Our cuts range from our most fitted style, the Skinny, to our most relaxed style, the Straight Leg. DSTLD works with a curated selection of premium fabrics, like American made denim from the U.S.’s most esteemed denim mill, Cone Mills, Japanese fabric from Japan’s Kaihara Mill, ISKO fabric from Turkey, as well as Raw denim and lightweight Slub Twill denim. All of DSTLD’s pants are crafted utilizing top-level techniques, such as chain stitching, bar tacking, and clean-finished seams, and finished with premium details (No. 5 YKK zippers, durable khaki pockets, and sanforized and mercerized to protect against shrinkage).

Men’s Shorts + Bottoms: DSTLD recently introduced Selvedge Chinos to its line, available in black, white, and charcoal. Our Selvedge Chino is made from a mid-weight cotton-twill with 2% stretch for extra comfort. Soon, we’ll be launching a cotton-jersey blend Jogger pant for more casual appeal. Designed as a smart take on sportswear, our Joggers have a tapered leg and zip pockets. Bottoms range from $75 - $95.

Men’s Tees + Tops: DSTLD offers a variety of tees, long sleeved tops, polo shirts, button downs, and layering pieces. All t-shirts, polos, and long-sleeved tops are made in Los Angeles and cut from 100% cotton, in a modern, slim-fitted design. T-shirts come in three styles: Modern Crew Neck, Crew Neck, and V-Neck. We utilize different types of woven cotton, including Cotton Slub, Cotton Piqué, and Heathered yarns, for a diverse selection of styles. All tops are pre-shrunk and finished with either a garment dye or pigment dye process, which helps achieve a soft hand and rich coloration. T-shirts and Polos range from $27 - $50. DSTLD has also recently introduced a variety of Denim and Plaid Button-Down shirts to round out its tops offering. Button downs are washed to achieve a broken-in feel, feature a slim fit, and contain some stretch for extra comfort. Button downs are priced at $75 - $90.

Women’s Jeans: DSTLD designs and sells premium grade denim at one-third the typical price of its contemporary brand competitors. While most premium denim is sold for $180+, DSTLD’s jeans start at just $85. We offer four different fits for women: High Waisted Skinny, Mid Rise Skinny, Boyfriend Jeans, and Mom Jeans. Styles include black jeans, ripped jeans, and multiple shades of indigo jeans. All of our women’s fabrics include varying levels of stretch (depending on style) to ensure the denim retains its shape wear after wear. We have designed and perfected our women’s fits with our own veteran denim patternmaker and our designer. Premium construction and finishes include a dual-layer contoured waistband that hugs the hips for a “no gap” fit, lay flat seams, YKK zippers, and custom debossed trims.

Women’s Dresses + Bottoms: DSTLD currently offers a full selection of Shorts, Skirts, Dresses and Leggings. Shorts range from classic denim and sporty cotton blends to casual silk and leather options. Skirts include denim miniskirts to mid- to knee-length varieties in stretch leather and suede. Recently, we have expanded our dress collection to include Silk dresses (two styles), T-shirt dresses (two styles, a Blazer dress, and an oversized Crepe dress. Rounding out the bottoms category are our Leather, Suede, and Poly-blend leggings. Dresses and bottoms range from $65 - $300.

Women’s Tees + Tops: At the core of our basics collection are our classic Tees and Tops. These range from silk blouses, wool sweaters, cotton and modal t-shirts (made in Los Angeles), a variety of tank tops, denim button downs, and a blazer, all made from the finest materials and available in diverse fits. These range from $25 to $125.

Outerwear: DSTLD offers a wide range of men’s and women’s outerwear, constructed of the best materials and made in a variety of factories around the world. We offer classic and fashion-forward styles across both our men's and women's outerwear lines. For women, styles include Bombers (2 styles), Leather Moto Jackets (six styles), Wool Coats (three styles), Denim Jackets (three styles), and a Military Jacket. For men, styles include Moto Jackets (two styles), Bombers (five styles), Denim Jackets (four styles), Blazers (two styles), Wool Coats (two styles), a Travel Hoodie, Lightweight Shirt Jackets (five styles), and a Military Jacket. Outerwear ranges from $95-$380, depending on the style and material.

Accessories: DSTLD’s curated selection of accessories includes everyday essentials, like hats, beanies, scarves, gloves, belts, small leather goods, and a unisex leather bag collection. We offer a variety of belt styles for both men and women, all made in Los Angeles. These include our Men’s Standard belt, designed for more casual, everyday wear, our Men’s Thin belt, designed for more upscale occasions, and our Women’s Western belt. These currently sell for $45 - $95. We offer small leather goods for both men and women, as well as a unisex leather bag collection. Leather goods range from a credit card holder wallets to backpacks and totes. Our leather accessories start at $35. We also offer unisex hats, beanies, gloves and scarves, made from a variety of materials including cashmere, wool, polyester, and leather. These range from $35-$95.

Market

While the entire adult population of the United States are prospective purchasers of our products, our target market includes college-educated younger professionals with higher levels of discretionary income. The company’s targeted market includes men and women 18 years and older who are comfortable with purchasing apparel and accessories online. Our research shows that our typical customers have an average age of 30 and an average household income of $58,000. Additionally, 75% are college educated and 60% are single.

According to a report by Technavio from August 2015, the global denim jeans market was valued at $58 billion for the year 2014, and it continues to grow on account of its lifespan as compared to other apparel. This market is further classified into three major categories such as mass-market denim jeans, standard or economy jeans, and premium denim jeans. Geographically, North Americans have been the largest consumers of denim jeans, followed by consumers in Western Europe, Japan, and Korea. DSTLD did not commission the market study from Technavio.

The Technavio study goes on to show that premium denim accounts for roughly 26% of the overall jeans market and is regarded as the segment with the highest potential for growth. The company plans to address this market by offering premium quality at fast fashion pricing.

Additionally, Statista states that the global e-commerce segment of fashion and apparel was valued at $408 billion in 2017, with more than $100 billion of that occurring in the denim jeans space and is predicted to increase by a compound annual rate of 10.6%. By 2022, online sales are expected to grow to $706 billion. With more and more sales happening online, DSTLD is at the forefront of the growing e-commerce movement.

Design and Development

Our products are designed at the company’s headquarters in Los Angeles. Several of our employees are engaged in analyzing trends, markets, and social media, utilizing historical data and industry tools to identify essential styles. We expanded our design team and will continue to add team members as needed. With more depth and experience on our product team we’ve been able to implement a more rigorous quality control process, focus on product development, and improve vendor relationships.

The time taken to design new styles is generally one to two months. After design, we create multiple samples to micro-test styles, and preview those styles to top customers via email marketing and surveys to obtain design feedback. The sampling process takes approximately one month. We then test a minimum order quantity on our website to determine actual demand. We can determine actual demand by launching paid (Facebook, Google, Affiliate, etc.) and unpaid (Email, PR outreach, etc.) marketing campaigns that drive traffic at specific products. This allows us to establish, in a relatively short period of time, how a product performs compared to other past best sellers in similar categories. The replenishment program starts immediately after the product passes the test phase. Using tools such as Google Analytics and RJ Metrics to analyze real-time sales data by size and color, we determine precise re-order quantities.

Product Suppliers

We work with a variety of apparel manufacturers in North America, Europe, and Asia. We recently transitioned the majority of our supply chain to Europe from Asia. Our current suppliers are mostly in Europe and supply the majority of our bottoms, tops, and accessories. We only work with full package suppliers, which supply fabric, trims, along with cut/sew/wash services, only invoicing us for the final full cost of each garment. This allows us to maximize cash flows and optimize operations.

We source our products from a variety of manufacturers around the globe. When deciding which factory to source a specific product from, we take into account the following factors:

-	Cost of garment

-	Retail price for end consumer

-	Production time

-	Minimum order quantity

-	Shipping/delivery time

-	Payment terms

By taking all of these into consideration, we can focus on making sure we only have the most in-demand and highest quality products available for sale to our customer at the best price and most sustainable margin for our business.

Marketing

Acquisition Marketing

Currently, DSTLD advertises through multiple online channels which are composed of the following:

Paid Social Media Marketing: This is our primarily acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing.

Affiliate Marketing: With select online publications and influencers, we’ve established various CPA or Rev Share agreements. These have proven effective in incentivizing influencers or media to push our product and allowing us to only pay partners based on performance.

Social Media Marketing: We leverage the followers on our Instagram (where we are now a “verified” brand and have over 64,500 followers) and Facebook accounts to make regular posts highlighting new products, brand stories, and other topics and images we deem “on brand”. By being a verified brand, our followers can shop products directly from our posts. We are also able to link to products in the Stories feature.

Email Marketing: We leverage an email platform that allows us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. Promotional emails are typically focused around new product launches and style lookbooks; transactional emails are usually one-time sends to users/customers based on their interaction with the site (e.g. New User Sign Up, Purchase Follow Up, etc.); examples of retargeting emails are abandoned cart email, browse abandoned email, recommended product to buy email, and inventory back in stock email. Additionally, we send branded content emails that highlight on-brand artists, musicians, or other creatives we’ve collaborated with to further DSTLD’s brand ethos.

Retargeting: We engage the services of certain Retargeting engines that allow us to dynamically target our visitors on third party websites via banner/content ads, such as CNN.com and Yahoo.com.

Content Marketing: We use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on the Google, Bing, and Yahoo search engines. This is done by optimizing 1) our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and 2) our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Print Advertising: Periodically we place print advertisements in magazines and purchase billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Retail Pop-Up Stores: DSTLD successfully tested two retail pop-up locations: one in Los Angeles, CA and one in New York, NY. These were “try on only” experiences with select and limited inventory. Customers bought from our website on a store device or their own device to make a purchase. In the past we had implemented stand-alone stores that are DSTLD only and we have done brand collaborations where we display our products alongside similar direct to consumer brands. When our Los Angeles store was open, we experienced a 50% higher average order value (“AOV”) and 50% less returns. In the next 12 months, we will test more DSTLD mono brand stores in large metropolitan areas. As we grow the Digital Brands Group portfolio, we will launch additional retail locations and, also incorporate our other brands into multi-brand retail stores. As the retail leasing market changes with the continuing shuttering of traditional retail brick & mortar locations, we plan to continue to allocate additional marketing resources and spend into expanding our retail footprint, making it the tenet of our long-term customer acquisition strategy.

Video / Blog Content: We have expanded our on-site content offering to include videos and creative blog posts. Videos and blog posts include interviews with our Designer, a behind-the-scenes look at how products are made, features of other artists or creatives, and photo shoots.

Retail Pop-Up Locations

In September 2017, we launched our first retail location in Culver City, CA at the Platform outdoor mall complex. This was a temporary location, and in November we moved to our second location on La Cienega Blvd in West Hollywood, CA. Since this has been our first foray into brick & mortar retail, we have used the relatively soft Los Angeles retail rent market to test out various locations in order to optimize sales. In January 2018, we moved to a third location on Melrose Blvd in Los Angeles, CA, which we closed once the lease expired.

We view these retail locations as a marketing expense, similar to allocating funds towards digital/online marketing. We stock limited sellable inventory in our retail locations, while focusing on offering “try-on” samples of all product categories, which customers try on for fit and style preference. This allows us to occupy locations with a small footprint, thereby reducing our rent and overhead. Once a customer finds a style and size he/she likes, the customer can place an order directly in the store with one of our brand ambassadors by logging into our website and creating an account. If we do not have inventory of their selected products, the customer’s order then ships from our warehouse operated by Newgistics, just like regular orders.

In May 2018, we launched a pop-up store in New York City, which we closed in September 2018.

We deemed our pop-up tests successful, and while we do not currently have any pop-ups open, we plan to use the experiences in order to build on a more strategic pop-up and retail business plan. That includes testing smaller markets, like Nashville and Austin, as well as creating multi-brand storefronts. We believe creating an omni-channel experience for customers is key for loyalty, retention, and acquisition. We plan to build out this model over the next 12 – 18 months.

Public Relations

To generate ongoing organic and word-of-mouth awareness, we routinely work with print and online media outlets to announce new products and develop timely news stories. We’re regularly in contact with the top fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We have a full-time, in-house publicist and we also utilize outside agencies from time to time. Twice a year, we visit the major fashion, tech, and news outlets in New York City to keep them up to date on our latest launches and any relevant company developments. We also consistently host local Los Angeles press at our office space.

To date, DSTLD has been featured in the top TV, fashion, and business outlets, including TODAY Show, MSNBC, Vogue.com, FastCompany.com, Esquire.com, Women’s Health, ELLE.com, MarieClaire.com, VanityFair.com, Refinery29, MensJournal.com, GQ.com, AOL.com, Forbes.com, TechCrunch.com, USA Today, TIME, Business of Fashion, Digiday.com, NBCNews.com, and Us Weekly to name a few.

Instagram and Influencer Marketing

Instagram and influencer marketing is one of the largest initiatives for us. On a daily basis, we reach out to and receive requests from tastemakers in fashion, lifestyle, and photography. We’ve developed a certain set of criteria for working with influencers (ie: engagement level, aesthetic, audience demographic) that have enabled us to garner impactful impressions. Our focus is not on the size of an account, but on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations are compensated solely through product gifts, we also offer an affiliate commission of up to 20% through the influencer platform rewardStyle, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shoppable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology). Additionally, we’ve developed our own in-house affiliate program to further incentive influencers to promote our products. We offer up to $20 per new customer generated or 10% of total monthly new customer sales to select partners.

Celebrity Gifting

We approach celebrity gifting in a strategic, discerning manner. We have longstanding, personal relationships with the industries top stylists; we do not send clothing blindly or unsolicited. We have successfully placed clothing (and as a result, fashion press) on A-list celebrities like Kendall Jenner, Gigi Hadid, Bella Hadid, Selena Gomez, Carrie Underwood, Mila Kunis, Gwen Stefani, Sofia Richie, and Ben Affleck to name a few.

Referral Marketing

DSTLD currently employs a rewards-based Share + Earn program to encourage customers to refer friends. When a customer refers a friend, that friend receives $10 off his or her first purchase, and the referrer receives $20 off his or her next purchase when that friend places an order with DSTLD.

Distribution

Our products are sold solely online, through our website. Our website is built on a custom Ruby on Rails platform with Spree (Ruby Gem) backend. Our website can be accessed via desktop, tablet or smartphone. We forgo the middlemen (department stores and boutiques) to offer premium denim and luxury essentials at or about 1/3 the traditional retail price.

For the past three years, we’ve also offered our product for sale on Spring, which is a mobile phone app that aggregates a number of fashion and apparel brands. This has been a great way to increase our brand awareness and acquire new customers. This currently represents less than 1% of total sales.

In October 2017, we began a new partnership with Dote, a mobile e-commerce shopping app designed to act as a "virtual all" that allows our brand to access the younger generation that's continuing to grow in mobile conversion rate.

All of our sellable product is stored with our Third-Party Logistics (3PL) company, Newgistics, in their Commerce, CA distribution facility. In addition to storing our product, they are also responsible for receiving and processing new product deliveries, processing and shipping outbound orders, and processing and shipping customer returns.

We offer free shipping and returns to all our customers in the United States. We also offer customers the option to upgrade to Ground Shipping or 2-Day Shipping for an additional cost. We also offer international shipping to 40+ countries.

Competition

We face direct competition from other digitally competent, vertically integrated brands such as Everlane, Ayr, Bonobos, JackThreads, and The Arrivals.

Everlane is the most direct analogue in terms of product/market fit. The price point and positioning is similar and they, like DSTLD, do not put products on sale at the end of a season in order to make room for a new collection/seasons, which is brand positioning usually reserved for luxury brands at the top end of the market.

Some of these brands market themselves as full price and do several sales per year.

All of these companies use digital paid acquisition as a primary driver of their businesses and have in depth competency in digital marketing and brand.

More broadly, there are thousands of competitors in the highly fragmented apparel category including fast fashion players including Zara, H&M, Uniqlo, and Gap which all compete for DSTLD’s wallet share at our affordable price point.

Customers

As of December 2018, DSTLD had 80,928 paying customers, approximately 40% of which are female and 60% are male customers. Over 23% of our customers have purchased more than once with us. Our repeat customer AOV was $107 in 2016, $125 in 2017 and $119 in 2018, while new customer AOV was $114 in 2016, $126 in 2017 and $137 in 2018. The new management is focused on driving repeat customer purchases and AOV through data analysis and strategic win back campaigns. Those are unaudited figures and represent management’s best estimate based on purchaser data. The top five states where our customers reside are California, New York, Texas, Illinois, and Washington.

Employees

As of April 2019, the company had 16 total employees, working on one location in the United States, at our main office in downtown Los Angeles. The employees are responsible for managing the following areas: Customer Service (one employee), Finance & Operations (two employees), Marketing (six employees), Technology (one employee), Product (four employees), and Executive (two employees). In May 2017, we contracted third party CRM agency Awesome OS (formerly Offsourcing). Through Awesome OS, we brought on four Customer Service representatives and one Technology assistant.

ACE Studios - Brand Summary

The ACE Studios brand was founded in 2018 in order to sell luxury and performance tailored apparel online, which will include at launch suits, dress shirts, luxury performance tee shirts and polos, casual pants, and gift cards. Digital Brands Group launched ACE Studios product for sale in 1Q of 2019 with an email campaign to current DSTLD customers. We experience a 1% conversion rate based on our active customer base, which was in-line with our plan.

Principal Products and Services

Ace Studios designs and offers luxury men’s suiting with superior performance, superb fits, and excellent quality at an exceptional value.

We focus on our five core tenants: Unexpected Luxury, Superior Performance, Superb Fits, Excellent Quality and Exceptional Value.

ACE Studios plans to launch with the following clothing:

Men’s Suits: ACE Studios will design and sell luxury and performance suits at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand suits retail for $700 to $1,200 and direct to consumer brand suits retail for $495 to $900, we will start at $295. We will offer two fits: Tailored and Slim. We will use one of the best Italian mills for our suits priced $395 and above, while we will use one of the best European mills for our suits priced at $295. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

Men’s Dress Shirts: ACE Studios will design and sell luxury and performance dress shirts at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand dress shirts retail for $100 to $150 and direct to consumer brand suits retail for $75 to $125, we will start at $55. We will offer three fits: Tailored, Slim and Extra Slim. We will use one of the best Italian mills for one of our dress shirts priced $65 and above, while we will use one of the best Asian, Indian and European mills for our dress shirts priced at $55. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

Men’s Luxury Performance Tees and Polos: ACE Studios will design and sell luxury performance tees and polos at one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand luxury performance tees and polos retail for $125 to $175 and direct to consumer brand suits retail for $125+, we will start at $89. We will use one of the best boutique specialty vertically integrated knit operation in the world, which is located in Europe. They only make for the most luxurious brands in the world, and they specialize on superior fabrications and weaving.

Men’s Casual Pants: ACE Studios will design and sell luxury 5 pocket and Chinos at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand luxury 5 pocket and Chinos retail for $185 to $250 and direct to consumer brand suits retail for $125+, we will retail at $89 to $109. We will use one of the best cotton and linen Italian mills in the world. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

Market

While the entire adult population of the United States are prospective purchasers of our products, our target market includes college-educated younger professionals with higher levels of discretionary income. The company’s targeted market includes men 21 years and older who are comfortable with purchasing apparel and accessories online. We believe that our typical customers have an average age of 30 and an average household income of $58,000. Additionally, we believe 75% are college educated and 60% are single.

According to a report by Euromonitor International from 2017, the global menswear market was valued at $429 billion for the year 2017, and is expected to grow 2.3% annually to $460 billion in year 2020. While menswear designer apparel was a $29 billion market in 2015 that is expected to grow 14% annually to $33 billion by 2020.

Design and Development

Our products are designed at the company’s headquarters in Los Angeles. Currently, one employee is engaged in analyzing trends, markets, and social media, utilizing historical data and industry tools to identify essential styles. This employee has built a men’s tailored clothing company before. The time taken to design new styles is generally several weeks. After design, we create multiple samples to try-on for fit, design, wearability and quality. The sampling process takes approximately one to two months based on the number and difficulty of changes.

We will then place a minimum viable order quantity to test on our website to determine actual demand. We will be able to determine actual demand by launching paid (Facebook, Google, Affiliate, etc.) and unpaid (Email, PR outreach, etc.) marketing campaigns that drive traffic at specific products. This will allow us to determine, in a relatively short period of time, how a product performs compared to our expectations. The replenishment program will start immediately after the product passes the test phase. Using tools such as Google Analytics and RJ Metrics to analyze real-time sales data by size and color, we will be able to determine precise re-order quantities.

Product Suppliers

We will work with a variety of mills and apparel manufacturers in North America, Europe, and Asia. We will choose the mills and suppliers based on delivering the best product first and foremost. Often times, a product will have multiple inputs that come from different regions of the world. These lead times are accounted for when determining costs, retail pricing, launch timing and replenishment.

When deciding which factory to source a specific product from, we take into account the following factors:

-	Quality of the fabrics, including its performance and luxury aspects

-	Quality of the cut and sew, plus the trim quality

-	Cost of garment

-	Retail price for end consumer

-	Production time

-	Replenishment process and timing

-	Minimum order quantity

-	Shipping/delivery time

By taking all of these into consideration, we can focus on making sure we only have the most in-demand and highest quality products available for sale to our customer at the best price and most sustainable margin for our business.

Marketing

Acquisition Marketing

ACE Studios will advertise through multiple online channels, using the knowledge of the DSTLD marketing team. The channels are composed of the following:

Paid Social Media Marketing: This will be our primarily acquisition channel, and it is composed almost entirely of paid Facebook and Instagram marketing.

Social Media Marketing: We will leverage the followers on our Instagram and Facebook accounts to make regular posts highlighting new products, brand stories, and other topics and images we deem “in brand”.

Email Marketing: We will leverage an email platform that allows us to send out a variety of promotional, transactional, and retargeting emails, with the main goal of driving increased site traffic and purchases. Promotional emails are typically focused around new product launches and style lookbooks; transactional emails are usually one-time sends to users/customers based on their interaction with the site (e.g. New User Sign Up, Purchase Follow Up, etc.); examples of retargeting emails are abandoned cart email, browse abandoned email, recommended product to buy email, and inventory back in stock email.

Retargeting: We will engage the services of certain Retargeting engines that allow us to dynamically target our visitors on 3rd party websites via banner/content ads, such as CNN.com and Yahoo.com.

Content Marketing: We will use content marketing platforms that allow us to serve up native ads in the form of articles promoting our brand story and specific products.

Search Engine Optimization: This is the process of maximizing the number of visitors to our website by increasing our rankings in the search results on the Google, Bing, and Yahoo search engines. This is done by optimizing 1) our onsite content, by making sure our pages, titles, tags, links, and blog content is structured to increase our search results on certain keywords, and 2) our offsite content, which is the number of external websites linking to our website, usually through press articles and other advertising channels.

Podcasts/Radio: We will test advertising on podcasts and terrestrial radio, where we have seen a great deal of success via certain shows and networks.

Print Advertising: Periodically we may place print advertisements in magazines and also purchase billboards in major metropolitan areas to drive increased site traffic and brand awareness.

Retail Pop Up Stores: We will follow DSTLD’s path regarding retail stores. DSTLD has successfully started to launch retail stores in major metropolitan areas where customers can touch, feel, and try on our product. These are exclusively “try on only” experiences and customers must still navigate to our website to make a purchase. We will plan to leverage DSTLD’s retail footprint by launching multi-brand stores where ACE Studios and DSTLD product can be sold in the same location. This will allow us to cut down on fixed costs and maximize sales per square foot. In larger metropolitan areas, we will have separate ACE Studios and DSTLD mono brand stores but in the same complex/area, allowing us to negotiate rates with one landlord and also share set up and logistical costs across two locations.

Public Relations

To generate ongoing organic and word-of-mouth awareness, we will work with print and online media outlets to announce new products and develop timely news stories. We will regularly be in contact with the top fashion, business, and tech writers in order to capitalize on celebrity fashion features, e-commerce trend pieces, or general brand awareness articles. We will leverage DSTLD’s full-time, in-house publicist and we will also utilize outside agencies from time to time. Several times a year, we will visit the major fashion, tech, and news outlets in New York City in order to keep them up to date on our latest launches and any relevant company developments. We will also consistently host local Los Angeles press at our office space.

Instagram and Influencer Marketing

Instagram and influencer marketing will be one of the largest initiatives for us. On a daily basis, we will reach out to and expect to receive requests from tastemakers in fashion, lifestyle, and photography. We will develop a certain set of criteria for working with influencers (i.e. engagement level, aesthetic, audience demographic) that will enable us to garner impactful impressions. Our focus will not be on the size of an account, but rather on creating organic relationships with influencers who are excited to tell our story. While most of our collaborations will be compensated solely through product gifts, we will also offer an affiliate commission of up to 20% through the influencer platform rewardStyle, which is the parent company of LiketoKnow.it, the first influencer platform to make Instagram shoppable (users receive an email directly to their inbox with complete outfit details when they “Like” a photo with LiketoKnow.it technology).

Celebrity Gifting

We will approach celebrity gifting in a strategic, discerning manner.

Referral Marketing

ACE Studios will employ a rewards-based Share + Earn program to encourage customers to refer friends. When a customer refers a friend, that friend will receive $20 off his or her first purchase, and the referrer will receive $20 off his or her next purchase when that friend places an order with ACE Studios.

Distribution

Our products will be sold solely online, through our website. Our website is built on a custom Ruby on Rails platform with Spree (Ruby Gem) backend. Our website can be accessed via desktop, tablet or smartphone. We forgo the middlemen (department stores and boutiques) to offer luxury and performance tailored apparel at or about 1/3 the traditional retail price.

All of our sellable product is stored with our Third-Party Logistics (3PL) company, Newgistics, in their Commerce, CA distribution facility. In addition to storing our product, they are also responsible for receiving and processing new product deliveries, processing and shipping outbound orders, and processing and shipping customer returns.

We offer free shipping to all of our customers in the United States. We also offer customers the option to upgrade to Ground Shipping or 2-Day Shipping for an additional cost.

Competition

We face direct competition from other digitally competent, vertically integrated brands such as IndoChino, Suit Supply, Bonobos, Combat Gent, and Charles Tyrwhitt.

Suit Supply is the most direct analogue in terms of product/market fit. The price point and positioning is similar and they, like ACE Studios, do not put products on sale at the end of a season in order to make room for a new collection/seasons, which is brand positioning usually reserved for luxury brands at the top end of the market.

Some of these brands market themselves as full price and do several sales per year.

All of these companies use digital paid acquisition as a primary driver of their businesses and have in depth competency in digital marketing and brand. Some of them also have meaningful store footprints.

More broadly, there are many competitors in the highly fragmented tailored apparel category. Most of these brands are traditional wholesale brands, which include brands like Ted Baker, Canali, Peter Millar, J.Crew, Hugo Boss, Hickey Freeman, Ralph Lauren, which all compete for Ace Studio’s wallet share at our affordable price point.

Customers

As of December 2018, the brand has not launched and therefore had not yet acquired customers.

Employees

As of April 2019, the Ace Studios brand has one full time employee working at the Denim.LA, Inc. headquarters in Los Angeles, CA. This current employee is also the CEO. As we get close to launching and post-launch, we will utilize the DSTLD brand Marketing, Customer Service, Finance and Operations and Technology teams.

Our Acquisition Strategy

We do not have any current plans to acquire any businesses, brands, or other entities, but we believe that the company is in a position to do so if the target is a good fit and the acquisition terms are in line with the benefits to our company. Our goal is to acquire brands in the $10 to $30 million range, and any acquisition would likely require a mix of cash and stock. The cash portion of any acquisition would likely come from obtaining financing from lenders or future equity financing rounds, neither of which have been identified. Such financing would require that the company take on new expenses related to either the servicing of new debt or broker commission fees. The goal with any potential acquisition is that the performance of the acquired brand would provide sufficient cash flow to cover any additional expenses. Any stock used for an acquisition would come from issuing additional shares of the company’s stock in exchange for the stock of the acquired entity. The issuance of stock would likely occur in a transaction that is not registered with the Securities and Exchange Commission and could result in the dilution of the investors in the Offering. Additionally, investor consent would not be sought.

THE COMPANY’S PROPERTY

We currently lease our premises and own no significant plant or equipment. As of December 2018, our team was located in our main corporate office located in downtown Los Angeles, CA.

Warehousing of finished product is done by our third-party logistics provider, Newgistics, at their facilities in Commerce, CA. All outbound orders and returns are processed at the Newgistics facility.

All of our production is done by third-party suppliers that operate in the Europe, United States, and Asia. We do not directly manage production in factories, and do not own or operate any production facilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Fiscal Year Ended December 31, 2018

Operating Results

Our 2017 net revenues were $3,849,646 compared with 2018 net revenues of $3,777,493, while our gross profit was $2,265,313 (58.8% gross margin) in 2017 and $2,121,161 (56.2% contribution margin) in 2018. This represents a 1.8% decrease in net revenue and a 6.4% decrease in gross profit from 2017 to 2018.

The decrease in our net revenue and gross profit was driven by our decision to overhaul our supply chain, which required us moving it from Asia to Europe. The European factories and mills produce higher quality garments and is a more sustainable and scalable supply chain solution.

This resulted in the company not having denim units to sell for 4+ months and limited inventory for another 3 months, which we estimate cost the company between $3 to $4 million in revenue. Not only did this supply chain overhaul negatively impact revenue on a one-time basis, it also negatively impacted gross margin.

We took a one-time write-down to remove the majority of Asian denim from our inventory, which represented a 4% decline in gross margin. If we had not taken the one-time write-down, gross margins would have been 4% higher, which would have resulted in a 60.2% gross margin. Our concern with continuing to carry the Asian inventory along with the European inventory is that the customer could have received one pair of denim from our Asian factory and a higher quality pair of denim from our European factories, which we believe would have led to a poor customer experience.

Our focus in 2019 has been to onboard additional suppliers in Europe and launch new product categories. So far, the new product categories have been well received and above plan, which is a 50% sell through rate in the third month of availability. We believe that we have the right factories, processes and product quality to now scale the product offering into categories that are relevant and brand enhancing. We also believe the right merchandising strategy is to limit the core product inventory, as defined by our best selling and highest inventory turn products, to a smaller offering and launch monthly collections that drive newness, excitement and traffic to the website.

Operating expenses consist of distribution costs, payroll, marketing, technology, professional services, and general and administrative costs. These were $5,185,633 in 2017 and $6,140,232 in 2018, an increase of 18%, comprising the following components: Sales and marketing increasing from $1,603,678 in 2017 to $2,042,360 in 2018, a 27% increase; Fulfillment and distribution expenses were $979,074 in 2017 (25.4% of revenues) vs $976,517 (25.9% of revenues in 2018, a decline of 0.3%; and General and administrative costs increasing from $2,602,881 in 2017 to $3,121,355 in 2018, a 20% increase.

The primary components of the increase in sales and marketing expenses were driven by: Increased spend across online and offline marketing channels, including Facebook, Instagram, Google, and retail pop up stores. We believe there is a significant opportunity to focus on our repeat customer rate, which had not been reviewed or analyzed before.

The new Chief Marketing Officer (CMO) is reviewing the customer data and developing specific win back campaigns based on the customer data. We are changing our metrics to not only look at Customer Acquisition Cost (CAC) but also the ROI on that CAC in 6, 9 and 12 months. The ROI is more critical than the CAC. If a marketing channel has a higher CAC but the customer spends more, has a higher repeat rate and lower returns, then that is the better customer acquisition channel relative to CAC.

Fulfillment and distribution expenses were relatively flat as a percentage of revenue, so the increase in absolute dollars are in-line with our expectations. We believe that we can reduce our shipping costs and shipping days to the customer by moving our distribution facility to our current 3PL’s Midwest location. This would result in meaningfully faster delivery time to the customer, as well as lower shipping cost per package. We are also reviewing our packaging dimensions to solve for the higher cost of dimensional weight versus actual weight shipping charges.

As an example, an outerwear piece may weigh a few pounds but because we ship it in a box with large dimensions, we are charged for the cost of the weight that the shipper estimates is normally used in a box that size, which is multiples higher than our actual weight. Therefore, we believe we are overpaying for this product to be shipped this way. Additionally, we were not prioritizing East Coast shipments from our Los Angeles facility, which meant that East Coast customers were waiting five to nine days to receive a package. This is magnified by the fact that we could have paid approximately $0.65 to $0.85 a package to upgrade these packages to guaranteed three-day delivery. This is not a good customer experience, especially given customer’s expectations.

The primary components of the increase in general and administrative expenses were driven by: Travel associated with overseas supply chain travel and the supply chain consultant and higher legal, capital raise and accounting expenses associated with two Regulation A+ capital raises, as well as review and travel costs associated with a potential public listing on the AIM or OTC.

Our interest expense increased from $418,403 in 2017 to $705,662 due to the additional venture debt we added, as well as the fees associated with the closing the increase debt offering.

Our net loss for 2017 was $3,287,809 while our net loss for 2018 was $4,725,533, representing an increase of 44%. This loss was mostly related to increased financing costs, overhead, and payroll as noted above.

Our goal in 2019 is to drive process and data driven analysis, which has not been present in the past. The new management team will focus on driving both new and repeat customer growth at an ROI that ensures we can achieve profitability within 18 months. The new management team has already implemented new data driven processes including sell through rates by size, CAC by ad type, and email campaigns.

Below are some examples of our results since the new CMO joined in mid-February.

We believe that first quarter results, which will be reflected in our unaudited semi-annual report to be filed in September, and which are subject to change, are initially encouraging. Revenues increased 65% year over year driven by new marketing strategies. From March 1, 2019 through March 31, 2019, new customer growth increased 66% to 161k while their AOV increased to $20 to $158.

While we cannot provide any assurance that these improvements will continue, other important marketing highlights and metrics since our new CMO joined are listed below:

User Driven Results

•	200% increase in impressions driven by 1st content focused strategy
•	19x increase in conversion rate driven by targeted SMS triggers
•	79% increase in volume driven by campaign launches
•	1.4x returns by product focused marketing

Strategic Content Results

•	1,300% increase in users engaging with content
•	67% increase in click through driven by cohesive ad strategy
•	54% increase in time on site driven by editorial imagery
•	20% decrease in bounce rate driven by congruent content

Liquidity and Capital Resources

As of December 31, 2018, the company held $3584,481 in cash, $1,208,642 in finished goods and $280,176 in other current assets, and $987,554 in accounts payable and $1,209,272 in other current liabilities. This is compared with December 31, 2017, where the company held $346,900 in cash, $991,987 in finished goods and $103,207 in other current assets, and $864,960 in accounts payable and $522,126 in other current liabilities. The increase in inventory was a result of the new supply chain starting to deliver its first products. This in turn helped deliver strong 1Q 2019 results. The increase in Accounts Payable was a result of increased payables associated with lower cash flow throughout the supply chain overhaul.

Regulation A+ Financing

In June 2017, the company closed its first Regulation A+ financing round, with gross proceeds of $1,760,381 raised through both SeedInvest and direct investments, resulting in the issuance of 3,669,498 shares at a price of $0.48 per share.

The company completed a second Regulation A+ financing round, which was qualified by the SEC on September 7, 2017. This offering was also conducted through SeedInvest and by direct investment into the company. As of December 31, 2018, the company has received $2,966,371 in gross proceeds as a result of this offering, which ceased accepting investors on March 23, 2018. We issued 5,932,742 shares issued at a price of $0.50 per share.

The company has recently undertaken a third Regulation A+ financing round, which was qualified by the SEC in September 2018. This offering has been conducted through SeedInvest and by direct investments into the company. As of December 31, 2018, the company had closed on $1,827,232 in gross proceeds in this offering, and issued 3,447,608 shares. Between January 1, 2019 and February 28, 2019, the company has received additional gross proceeds of $1,152,927 in this round, and issued 2,175,334 shares. In total, we have thus far issued 5,622,942 shares with gross proceeds of $2,980,159 at a price of $0.53 per share.

Loan from Continental Business Credit

On May 18, 2016, the company closed on a loan with MBMJ Capital LLC, doing business as Continental Business Credit. The loan agreement included a revolving inventory line of credit and term loan. The revolving line of credit would allow the company to borrow up to 50% of the book value of all eligible inventory in its possession up to $1,000,000 at 11.50% in excess of the Prime Rate per annum. The balance of the loan was paid down daily with proceeds from the sale of inventory. This loan contained an early termination fee of $40,000.

Loan from Black Oak Capital

On March 10, 2017, the company closed a loan agreement with bocm3-DSTLD-Senior Debt, LLC (Black Oak Capital). The loan is up to $4,000,000, for which a portion was originally used to existing debt and since such time to provide working capital to maintain and expand DSTLD’s business. Black Oak Capital requires interest only payments at 12.50% per annum, along with a management fee, monthly for three years until March 10, 2021 when the entire principal of the loan is due. As of December 31, 2018, the company had an outstanding balance of $4,000,000 of this loan.

As a part of this loan, the company has authorized the issuance to Black Oak Capital of warrants to purchase at an exercise price of $0.16, the company’s common stock representing 1% of the capital stock of the company on a fully diluted basis for each $1 million loaned to the company, up to $4 million.

On February 28, 2019, Black Oak Capital amended its loan agreement to lend up to an additional $1,000,000 on a best effort basis. As of April 30, 2019, Black Oak Capital had funded $333,000 of the additional amount. We do not expect to receive the remaining balance. As part of the amended loan, Black Oak Capital shall have the right, but not the obligation to require the company to repay the loan on a pro rata basis in increments of $250,000 per each additional $1,000,000 in equity raised following the occurrence of an initial public offering by the company, which raises more than $11,000,000 in equity.

Also, as part of the amended loan, the company has authorized the issuance to Black Oak Capital of warrants to purchase at an exercise price of $0.16, the company’s common stock representing 1.358% of the capital stock of the company on a fully diluted basis for each $250,000 loaned to the company, up to $1 million.

Related Party Loans Receivable

The company has loaned funds to Corey Epstein and Mark Lynn throughout the life of the business, which amounted to $234,500 as of December 31, 2018. These amounts are offset by back-pay owed to Corey Epstein and Mark Lynn, which amounted to $430,500 as of December 31, 2018. One of the officers repaid $171,900 during 2018.

Trend information

The company’s main focus over the next year is to continue to grow our product range and optimize our existing best sellers so that we can increase AOV, repeat customer purchase rate, and gross profit. We plan to expand our leather and outerwear offering this fall given the recent results of our leather revenue since we upgraded our product quality. We also plan to launch new product categories, such as cashmere sweaters, new women’s tee shirt styles based on better selling classic styles vs athletic styles, and also increase the style and/or color selections in new Spring products that sold well.

We also plan to engage a third-party data analytics firm to run data analytics on our customer data purchase behavior, so we can understand what are the trends or themes that drive repeat behavior, specific products that sell better when bought with other products, and to A/B test what offers and strategies are most successful in winning back customers based on their historical purchase behavior. Examples may include that a customer who repeat purchases in sixty days after their first purchase creates a higher quality more loyal customer, or customers who was acquired through a certain digital marketing messaging has a higher loyalty rate and higher average annual spend. We may also find that certain denim bottoms sell better with certain leather jacket styles or a certain top category like tee shirts versus terry cloth. Finally, we believe based on Spring sale through rates of new products, the customer wants us to offer them more essential products that they can wear often and for a long-time period because of our higher quality fabric and production quality.

AOV in 2016 was $110 and in 2017 was $125, a 14% increase year over year. Repeat customer sales were flat at 44% year over year, which is a positive trend as we have grown our customer base by approximately 100% year over year. While growing our customer base we have been able to attract more repeat customers. We believe that a larger and more efficient product matrix coupled with a manufacturing partnership that will help finance our growth will help lead to higher AOV and higher repeat customer revenues in 2018.

Additionally, the company plans to improve product quality and selection, by having a more responsive and efficient supply chain. We aim to produce the highest quality garments for the most competitive price in order to pass the savings onto our clients. With that in mind, we will spend the majority of 2019 focused on building relationships with new factories and manufacturers across the globe, that will be able to not only produce our best-selling products, but also help us expand into new product styles and categories. Finally, quality control will be a continued focus for the company, as we seek to build best in class quality control and production capabilities, ensuring that only the best and highest quality products end up in the hands of our customers.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Period Ended June 30, 2019

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties.

The financial statements for the period ended June 30, 2019, included in this filing, are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included.

Operating Results for the Period Ended June 30, 2019

For the six months ending June 30, 2019, we recorded net revenues of $1,762,985, with sales being $3,054,897 offset mainly by $180,933 in sales discounts, $676,209 in refunds and $434,770 in promotions. At this same time last year, we recorded net revenues of $1,830,214. During that same period, total sales were $2,697,674 offset mainly by $139,542 in sales discounts, $704,779 in refunds and $23,139 in promotions. Refunds as a percentage of gross sales have decreased year over year, from 26% to 22%, mostly due to our new quality control process, improved product development process and higher mix of repeat customers. The slight decline in net revenue year over year was expected as we turned off all marketing in order to assess the effectiveness of our old marketing programs. We are analyzing each customer cohort to understand their true retention and repeat rate. This is important as we need to understand what type of customers are the highest quality customers, so we can specifically target those potential customers online versus the very broad strategy we utilized before our new CMO joined in February 2019. We also are analyzing the impact of our email campaigns without the aid of digital advertising to understand the effectiveness of email alone, with the plan to create more personalized email programs based on different customer clothing styles.

After accounting for costs of goods sold, our gross profit for the six months ending June 30, 2019 amounted to $924,074 vs. $1,177,454 in the same period a year ago. This figure represents a 12% decrease in our gross margin of approximately 52% versus 64% in the same period a year ago. The decline in our gross margin was driven by two programs specifically. The first program was an end of year (2018) customer loyalty credit. Since a majority of these orders were shipped in January 2019, we are required to recognize the revenue and offsetting customer credit when the order ships, which would be 2019 versus 2018. The second program was a major sale in April that we used to clear old inventory and drive sale through of new product categories, so customers could experience the upgraded product from our European supply chain vs the lower quality Asian supply chain previously. We do not expect to run either of these promotions again in the near future, as we do not believe they were as effective as we had expected.

Our average order value (AOV) for the six-month period ending June 30, 2019 increased 5.5% to $141.76 from $134.41 in the same period a year ago AOV is not a financial metric recognized under generally accepted accounting principles, but it is a figure that feeds into our revenues and gross profits. Higher AOVs can offset the relatively fixed costs associated with fulfilling an order, as we offer free shipping on all orders. This increase in AOV during January, February and March was driven by higher average priced items driving by promotions, while the higher AOV in May, June and July was driven by higher average number of units. We believe that our AOV will continue to increase as we introduce more product categories with better marketing and a focus on increasing our average cart size.

As of June 2019, DSTLD has over 87,682 paying customers. Females represented 36% of our revenue in the first six months of 2019 versus 37% a year ago in the same period, while male shoppers represented approximately 64% versus 63% a year ago in the same six month period. We believe the change in this mix was driven by more new men’s denim styles versus a limited women’s offerings. We plan to ramp our women’s offerings in 2020 after we have spent time reviewing what our women’s styles and fits we should offer.

Approximately 60% of our revenue in the first six months is from repeat customers. This is a higher average than normal, driven by our decision to stop new customer marketing in March and focus on repeat and retention of our existing customer base. We have seen our repeat customer revenue increase to 70% - 78% in the most recent months, which believe we illustrates that our we are retaining our customers and also still driving new customer growth despite no new customer marketing.

In general, we find that female customers spend more than our male customers: through June 2019, the AOV for our female customers was $163 with an average of 1.51 items per cart, while our AOV for male customers was $142 with an average units per cart of 1.66. These are unaudited figures and represent management’s best estimate based on purchaser data. The top five states by gross revenue are California, New York, Texas, Illinois, and Washington.

The company’s distribution expenses consist of packaging, pick and pack fees, shipping to the customer and all returns from the customer and warehouse fees. Distribution expenses for the six-month period ending June 30, 2019 were $489,536 compared with $453,099. The slight increase in distribution expenses are associated with inflationary costs associated with our shipping rates. We do expect to take a price increase in 2020 to offset such inflationary costs. We plan to start a major review and analysis of all our fulfillment, shipping and packaging costs in the fourth quarter of 2019. We believe there should be several areas where the Company can reduce the costs without impacting the customer experience.

The company’s operating expenses consist of payroll, marketing, technology, professional services, and general & administrative costs. Operating expenses for the six months ending June 30, 2019 were $3,821,619 compared with $2,988,929 over the six-month period ending June 30, 2018. The increase in operating costs are associated with several C level executives on a year over year basis. We eliminated three of these C level roles at the end of March 2019. The elimination of these roles included some one-time expenses associated with the elimination of these roles. We also incurred significant costs in pursuing an AIM listing in London, which we eliminated as a liquidity path in March 2019. We have also reviewed all our line item expenses and eliminated many redundant and unnecessary expenses from our operations. Starting in June, the company’s monthly operating expenses were meaningfully lower than first five months of 2019.

Our loss from operations over the period covered by this semi-annual report was $(2,897,545), a 60% increase from loss from operations of $(1,811,475) in the same period of 2018. The increase in our operating loss was driven by lower gross margins and higher operating expenses as noted above. Both of these factors have been addressed and we do not expect them to continue forward. We believe that we have a lower operating cost basis going forward and a strong control on the monthly operational costs. We have also cleared through the majority of our product from the Asian supply chain.

As of June 30, 2019, the company had 9 full time employees and contractors and 0 retail employees. By the end of the year, we plan to hire 2 to 3 full time employees, and 1 to 2 contractors. We believe that as we increase our revenue, we will experience leverage on our payroll expenses as our revenue growth will increase at a faster rate than our payroll expenses.

Liquidity and Capital Resources for the Period Ended June 30, 2019

As of June 30, 2019, the company held $55,404 in cash, $1,106,763 in finished goods and $171,166 in other current assets, and $1,972,368 in accounts payable and $4,618,663 in other current liabilities, including $3,867,843 owed following certain venture debt financing. This is compared with December 31, 2018 the company held $584,481 in cash, $1,208,642 in finished goods and $280,176 in other current assets, and $987,554 in accounts payable and $4,983,552 in other current liabilities, including $3,774,280 from our venture debt financing.

Regulation A+ Financing

In June 2017, the company closed its first Regulation A+ financing round, which was qualified by the SEC on June 22, 2016 (File number 024-10535) with gross proceeds of $1,760,381 raised through a combination of SI Securities, LLC and direct investments. As a part of this offering, the company also paid $126,332.72 in sales commissions to SI Securities, LLC, which represents 7.5% of the total amount placed by SI Securities, LLC. The company also issued to SI Securities, LLC 175,596 warrants with an exercise price of $0.48, representing 5% of the total shares placed by SI Securities, LLC in this round.

The company completed a second Regulation A+ financing round on May 4, 2018, which was qualified by the SEC on September 7, 2017 (File number 024-10718). The company was qualified to sell up to 20,000,000 shares of its Series A-2 Preferred Stock in the offering. As of the final close, the company sold 5,932,732 shares at a price of $0.50 per share, resulting in gross proceeds of $2,966,371.

The offering was conducted through the SI Securities, LLC online investment portal, and sales were executed through SI Securities, LLC (CRD#: 170937). As a part of this offering, the company also paid $222,678 in sales commissions to SI Securities, LLC, which represents 7.5% of the total amount raised. The company also issued to SI Securities, LLC 296,637 warrants with an exercise price of $0.50, representing 5% of the total shares raised in this round.

The company has recently undertaken a third Regulation A+ financing round, which was qualified by the SEC in September 2018. This offering was first being conducted through SI Securities, LLC, but we have recently switched the engagement to StartEngine Primary, LLC. As of September 28, 2019, the company had closed on $4,167,300. in gross proceeds in this offering, and issued 7,862,830 shares. The company has filed a post-qualification amendment with the SEC to extend this offering.

Regulation CF Financing

In June 2018, the company opened its first Regulation CF financing round via the Start Engine portal. The company was qualified to sell up to 2,000,000 shares of its Series CF Preferred Stock in the offering. The company closed its round on August 9, 2018, selling 124,204 shares at a price of $0.52 per share, resulting in gross proceeds of $64,586.

The offering was conducted through the Start Engine online investment portal. As a part of this offering, the company paid $3,229 in sales commissions to Start Engine, which represents 5% of the total amount raised.

Loan from Continental Business Credit

On May 18, 2016, the company closed on a loan with MBMJ Capital LLC, doing business as Continental Business Credit. The loan agreement included a revolving inventory line of credit and term loan. The revolving line of credit would allow the company to borrow up to 50% of the book value of all eligible inventory in its possession up to $1,000,000 at 11.50% in excess of the Prime Rate per annum. The balance of the loan was paid down daily with proceeds from the sale of inventory. This loan contained an early termination fee of $40,000.

The term loan was paid down in December 2016 and the revolving inventory loan was paid down in March 2017 via the proceeds from the Black Oak Capital loan. As a result of paying down this loan early, we were required to pay the early termination fee of $40,000.

Loan from Black Oak Capital

On March 10, 2017, the company closed a loan agreement with bocm3-DSTLD-Senior Debt, LLC (Black Oak Capital). The loan is up to $4,000,000, which is to be used to refinance the existing debt from Continental Business Credit and to provide working capital to maintain and expand DSTLD’s business. Black Oak Capital requires interest only payments at 12.50% per annum, along with a management fee, monthly for three years until June 30, 2021 when the entire principal of the loan is due. As of June 30, 2019, the company had an outstanding balance of $4,000,000 of this loan.

As a part of this loan, the company has authorized the issuance to Black Oak Capital of warrants to purchase at an exercise price of $0.16, the company’s common stock representing 1% of the capital stock of the company on a fully diluted basis for each $1 million loaned to the company, up to $4 million.

Related Party Loans Receivable

The company has loaned funds to Corey Epstein and Mark Lynn throughout the life of the business, which amounted to $15,188 as of December 31, 2018. These amounts are offset by backpay owed to Corey Epstein and Mark Lynn, which amounted to $430,568 as of December 31, 2018. As of June 30, 2019, the backpay liability exceeds payments to these related parties and resulted in a related party payable by the company in the amount of $97,047.

Trend Information for the Period Ended June 30, 2019

The company completed its supply chain overhaul in early 2018. As part of this process, we have reviewed our product catalog and believe we offered too many product categories, with average product quality. We have started eliminating several of these product categories, especially in women’s and are focused on a few key categories.

We believe this will meaningfully reduce inventory risk by eliminating inventory that did not sell turnover or turnover was very low. This resulted in several promotions in the first-half of 2018 to clear out these eliminated products and associated inventory. We believe that the majority of these products have been sold and the remaining items in inventory will be donated in early 2020.

We believe that DSTLD’s main product categories are: denim, tees, leather, outerwear and cashmere. We plan to focus product development on these categories. We also plan to focus our marketing message on these categories as well. We believe it is important to make these product categories the foundation of our brand story.

We believe that denim and tees are the hardest of these core categories to create differentiation in an online format. Therefore, we will start utilizing physical retail and third-party distribution like department stores or online platforms to increase our brand awareness and get these products in the hands and on the bodies of potential customers.

We believe our leather, outerwear and cashmere qualities and values are much easier to understand online and have a higher virality co-efficient given the customer value we create in these categories. We can build strong marketing and customer communication around these product categories. We will also utilize physical retail and third-party distribution like department stores or online platforms to increase our brand awareness and get these products in the hands and on the bodies of potential customers.

Digital Brands Group

In the first half of 2019, the company re-organized around a multi-brand strategy with a shared services model, where the core functional teams would support multiple digital first brands that each have their own identity, website, product line, customer base, and creative team. We launched ACE Studios in the first quarter of 2019 and plan to grow our brand portfolio by either creating brands internally or acquiring existing companies and weaving their creative and operational teams into ours.

We will continue to operate the company under the name Digital Brands Group, and will initially exist as a DBA of Denim.LA, Inc. The first two brands of the Group will be DSTLD and ACE Studios. The Digital Brands Group organization will consist of shared services for each brand in the following categories: finance, accounting, operations, marketing, analytics, supply chain/production, customer service, logistics, retail, and investor relations. These DBG teams will work with each brand to support and share any and all roles, functions, data and strategies. We expect each brand will have their own creative team, which may include marketing roles such as creative director, social media, dedicated graphic designer, copy and coordinator, as well as creative director for product and planning and analysis for products.

The ACE Studios brand was founded in 2018 to offer luxury and performance men’s tailored apparel online. The brand will launch with a pre-sale of Italian fabric suiting. The brand plans to offer dress shirts, luxury performance tee shirts and polos, 5 pocket and chino pants, and gift cards. Ace Studios plans to offer these products in 2020.

As of June 30, 2019, we were in several discussions to acquire other apparel brands, however no acquisition terms have been finalized as of the date of this report. We are currently planning to offer several term sheets for acquisition in the second half of 2019. We believe that acquiring companies and integrating them onto our platform will significantly reduce operating costs, while also creating revenue opportunity related to cross marketing brands and merchandise to our and their customers. This will also reduce the cost of customer acquisition and should increase cash flow.

Principal Products and Services

ACE Studios designs and offers luxury men’s suiting with superior performance, superb fits, and excellent quality at an exceptional value.

We focus on our five core tenants: Unexpected Luxury, Superior Performance, Superb Fits, Excellent Quality and Exceptional Value.

ACE Studios launched with the following clothing:

Men’s Suits: ACE Studios will design and sell luxury and performance suits at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand suits retail for $700 to $1,200 and direct to consumer brand suits retail for $495 to $900, we will start at $295. We will offer two fits: Tailored and Slim. We will use one of the best Italian mills for our suits priced $395 and above, while we will use one of the best European mills for our suits priced at $295. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

Men’s Dress Shirts: ACE Studios will design and sell luxury and performance dress shirts at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand dress shirts retail for $100 to $150 and direct to consumer brand suits retail for $75 to $125, we will start at $55. We will offer three fits: Tailored, Slim and Extra Slim. We will use one of the best Italian mills for one of our dress shirts priced $65 and above, while we will use one of the best Asian, Indian and European mills for our dress shirts priced at $55. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

Men’s Luxury Performance Tees and Polos: ACE Studios will design and sell luxury performance tees and polos at one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand luxury performance tees and polos retail for $125 to $175 and direct to consumer brand suits retail for $125+, we will start at $89. We will use one of the best boutique specialty vertically integrated knit operation in the world, which is located in Europe. They only make for the most luxurious brands in the world, and they specialize on superior fabrications and weaving.

Men’s Casual Pants: ACE Studios will design and sell luxury 5 pocket and Chinos at one-third to one-half the typical price of its wholesale competitors and at a lower price than its direct to consumer competitors. While most wholesale brand luxury 5 pocket and Chinos retail for $185 to $250 and direct to consumer brand suits retail for $125+, we will retail at $89 to $109. We will use one of the best cotton and linen Italian mills in the world. We will use European manufacturers who also make for the leading menswear luxury brands in the world.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term in Office
Executive Officers

John “Hil” Davis	CEO	46	Indefinite, appointed October 2018

Laura Dowling	CMO	40	Indefinite, appointed February 2019

Directors

Mark Lynn	Chairman	35	Indefinite, appointed September 2013

Corey Epstein	Director	35	Indefinite, appointed September 2013

Trevor Pettennude	Director	52	Indefinite, appointed October 2014

Geoff McFarlane	Director	35	Indefinite, appointed April 2018

John “Hil” Davis

John Hilburn Davis IV, “Hil”, is currently our CEO. He has served in that position for ten months. Previous to that, he joined DSLTD to overhaul their supply chain in March 2018. Prior to that Hil founded two companies, BeuatyKind and J.Hilburn. He founded and was CEO of J.Hilburn in 2007, growing it from $0 to $55 million in revenues in six years. Hil also worked as an equity research analyst covering consumer luxury publicly traded companies at Thomas Weisel Partners, SunTrust Robinson Humphrey and Citadel Investment Group. Hil graduated from Rhodes College with a BA in Sociology and Anthropology.

Laura Dowling

Laura Dowling is currently our CMO. She has served in that position for six months, Prior to her role she was the Divisional Vice President of Marketing & PR, North America at Coach from February 2016 to August 2018.  At Coach she led a team of 25 and was held accountable for $45M P&L Prior to that she was the Director of Marketing & PR at Harry Winston from 2011 to 2016 and before her time there she was the Director of Wholesale Marketing at Ralph Lauren 2009 to 2011.  Earlier roles held at: Links of London, Bulgari Corporation of America and David Yurman.  Ms. Dowling holds both a Masters and Bachelors’ degree in Communications & Media Studies with a Minor in French from Fordham University, New York.

Corey Epstein

Corey Epstein was our Co-CEO and Creative Director. He has served in that position for over six years, from August 2012 to October 2018. Prior to founding the company, he was a Senior Consultant with Deloitte Consulting from August 2011 to October 2012, and led technology transformation initiatives at clients in the Pharmaceuticals, Chemical Distribution, and Video Games industries, primarily focused around Talent Strategy and Analytics, Global Training Programs, and Change Management programs. Prior to getting his MBA from UCLA in 2009-2011, Corey led a marketing and web consulting business, serving hundreds of clients across all industries, implementing branding, design, development, and strategy projects. He also holds a BBA from Loyola Marymount University with a focus in Business Law where he was the program scholar.

Mark Lynn

Mark T. Lynn was our Co-Chief Executive Officer. He has served in that position for over five years, from September 2013 to the October 2018. Prior to joining us, until September 2011 he was Co-Founder of WINC, a direct to consumer e-commerce company which was then the fastest growing winery in the world, backed by Bessemer Venture Partners. Prior to Club W, Mark co-founded a digital payments company that was sold in 2011. Mark holds a digital marketing certificate from Harvard Business School's Executive Education Program.

Trevor Pettennude

Trevor Pettennude is a seasoned financial services executive. In 2013, Trevor became the CEO of 360 Mortgage Group, where he oversees a team of 70 people generating over $1 billion of annual loan volume. Trevor is also the founder and principal of Banctek Solutions, a global merchant service company which was launched in 2009 and which processes over $300 million of volume annually.

Geoff McFarlane

Geoff joined the company in April 2018 as a Director. Geoff’s background has allowed him to become a founder, executive and advisor for a wide variety of companies. He was founder and CEO of a restaurant and hotel group with seven locations and over 200 employees. In mid-2011 Geoff co-founded WINC, a direct to consumer e-commerce company. In 2018, Geoff became the CEO of WINC. Prior to WINC, Geoff co-founded a digital payments company that was sold in 2011.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2018, we compensated our three highest-paid directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)*	Total Compensation ($)
Mark Lynn	Former co-CEO	$31,090	$0	$31,090
Corey Epstein	Former co-CEO	$110,000	$0	$110,000
Kevin Morris	Former CFO/COO	$166,789	$0	$166,789

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

*No stock options were granted to our executive officers during the fiscal year ended December 31, 2018.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Mark T Lynn, 375 N. La Cienega Blvd, #216, West Hollywood, CA 90048	2,688,889 shares held directly	5,161,111 shares available from issued stock options that fully vested in December 2017	75.64%
Common Stock	Corey Epstein, 375 N. La Cienega Blvd, West Hollywood, CA 90048	6,050,000 shares held directly	1,800,000 shares available from issued stock options that fully vested in December 2017	75.64%
Common Stock	Trevor Pettennude, 919 Vine Street, Denver, CO 80206	0 shares directly held	870,000 shares available from issued stock options that fully vested in December 2017	8.38%
Series Seed Preferred Stock	Corey Epstein, 375 N. La Cienega Blvd, West Hollywood, CA 90048	617,122 shares directly held	N/A	2.98%
Series Seed Preferred Stock	Trevor Pettennude, 919 Vine Street, Denver, CO 80206	3,862,737 shares held through Zillion, LLC	N/A	18.65%

Amounts are as of December 31, 2018. The final column (Percent of Class) includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Banctek Solutions

We use Banctek Solutions, a registered independent sales organization (ISO) of FirstData as our back-end payment processor. Trevor Pettennude is majority owner of Banctek Solutions. We started to use Banctek Solutions services prior to Mr. Pettennude’s involvements with DSTLD.

Related Party Loans Receivable and Employee Backpay

The company has loaned funds to Corey Epstein and Mark Lynn throughout the life of the business, which amounted to $234,500 as of December 31, 2018. These loans are payable on demand and do not bear interest.

Corey Epstein and Mark Lynn have deferred their salary during portions of 2014-2018. Such amount payable as of December 31, 2018 was $430,568.

In 2019, both Corey Epstein and Mark Lynn have agreed to net the outstanding balances due against back pay owed in order to settle both the loans receivable and back pay. These agreements are in the process of being formalized.

Officer stock issuance and promissory note

On October 14, 2013, the company issued 2,688,889 shares of $0.0001 par common stock at a price of $0.09 per share to Mark Lynn under a restricted stock purchase agreement. The company determined the fair value per share at the issuance date was $0.15 per share. The shares are subject to vesting provisions where 268,889 shares vested immediately upon issuance, and the remaining 2,420,000 shares vested pro rata over a period of 36 months (67,222 shares per month). All shares have vested as of December 31, 2017.

SECURITIES BEING OFFERED

General

The company is offering Series A-3 Preferred Stock to investors in this offering. The Series A-3 Preferred Stock may be converted into the Common Stock of the company at the discretion of each investor, or automatically upon the occurrence of certain events, like an Initial Public Offering. As such, under this Offering Statement, of which this Offering Circular is part, the company is qualifying up to 18,867,925 shares of Series A-3 Preferred Stock and up to 18,867,925 shares of Common Stock.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation and our Bylaws, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware General Corporation Law.

Immediately following the completion of this offering, our authorized capital stock will consist of 110,000,000 shares of Common Stock, $0.0001 par value per share. Additionally, our authorized capital stock will consist of 76,063,856 shares of Preferred Stock, $0.0001 par value per share. The shares of Preferred Stock are designated as Series Seed Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series CF Preferred Stock, and Series A-3 Preferred Stock.

Series A-3 Preferred Stock

General

The company has the authority to issue 18,867,925 shares of Preferred Stock designated as “Series A-3 Preferred Stock”.

Dividend Rights

The company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series A-3 Preferred Stock first receive, simultaneously with the holders of the Series CF Preferred Stock, the Series A-2 Preferred Stock, the Series A Preferred Stock and Series Seed Preferred Stock, or simultaneously receive along with all holders of outstanding shares of stock, a dividend on each outstanding share of Series A-3 Preferred Stock in an amount at least equal to:

●	In the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A-3 Preferred Stock was would equal the product of:

o	The dividends payable to each share of such class or series determined, if applicable, as if all share of such class or series had been converted into Common Stock and

o	The number of shares of Common Stock issuable upon conversion of a share Series A-3 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or

●	In the case of a dividend of any class or series that is not convertible into Common Stock, at a rate per share of Series A-3 Preferred stock determined by:

o	Dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and

o	Multiplying such fraction by an amount equal to the Series A-3 Original Price ($0.53 per share); provided that, if the company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the company the dividend payable to the holders of Series Seed Preferred Stock will be calculated upon the dividend on the class or series of capital stock that would result in the highest Series Seed Preferred Stock dividend.

Voting Rights

The Series A-3 Preferred Stock is non-voting except as required under law. Generally, this means that the holders of Series A-3 Preferred Stock may vote if any proposed amendments to the powers, preferences or special rights of the Series A-3 Preferred Stock would affect the holders of the Series A-3 Preferred Stock adversely, but will not adversely affect the holders of other series of Preferred Stock.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, holders of Series A-3 Preferred Stock will be entitled to be paid out of the assets of the company available for distribution to its stockholders before any payment will be made to the holders of Common Stock.

Terms of Conversion

Each share of Series A-3 Preferred Stock will be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of the Common Stock as determined by dividing the shares of Series A-3 Original Issue Price by the Series A-3 Conversion Price (originally $0.53 per share). The Series A-3 Conversion Price will be adjusted from time to time as described below under “Anti-Dilution Rights”.

Anti-Dilution Rights

Holders of Series A-3 Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Series A-3 Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Series Seed Preferred Stock then in effect, the conversion price of the Series A-3 Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Amended and Restated Certificate of Incorporation.

Series CF Preferred Stock

General

The company has the authority to issue 2,000,000 shares of Preferred Stock designated as “Series CF Preferred Stock”.

Dividend Rights

The company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series CF Preferred Stock first receive, simultaneously with the holders of the Series A-3 Preferred Stock, the Series A-2 Preferred Stock, the Series A Preferred Stock and Series Seed Preferred Stock, or simultaneously receive along with all holders of outstanding shares of stock, a dividend on each outstanding share of Series CF Preferred Stock in an amount at least equal to:

●	In the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series CF Preferred Stock was would equal the product of:

o	The dividends payable to each share of such class or series determined, if applicable, as if all share of such class or series had been converted into Common Stock and

o	The number of shares of Common Stock issuable upon conversion of a share Series CF Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or

●	In the case of a dividend of any class or series that is not convertible into Common Stock, at a rate per share of Series CF Preferred stock determined by:

o	Dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and

o	Multiplying such fraction by an amount equal to the Series CF Original Price ($0.52 per share); provided that, if the company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the company the dividend payable to the holders of Series Seed Preferred Stock will be calculated upon the dividend on the class or series of capital stock that would result in the highest Series Seed Preferred Stock dividend.

Voting Rights

The Series CF Preferred Stock is non-voting except as required under law. Generally, this means that the holders of Series CF Preferred Stock may vote if any proposed amendments to the powers, preferences or special rights of the Series CF Preferred Stock would affect the holders of the Series CF Preferred Stock adversely, but will not adversely affect the holders of other series of Preferred Stock.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, holders of Series CF Preferred Stock will be entitled to be paid out of the assets of the company available for distribution to its stockholders before any payment will be made to the holders of Common Stock.

Terms of Conversion

Each share of Series CF Preferred Stock will be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of the Common Stock as determined by dividing the shares of Series CF Original Issue Price by the Series CF Conversion Price (originally $0.52 per share). The Series CF Conversion Price will be adjusted from time to time as described below under “Anti-Dilution Rights”.

Anti-Dilution Rights

Holders of Series CF Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Series CF Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Series Seed Preferred Stock then in effect, the conversion price of the Series CF Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Amended and Restated Certificate of Incorporation.

Series A-2 Preferred Stock

General

The company has the authority to issue 20,000,000 shares of Preferred Stock designated as “Series A-2 Preferred Stock”.

Dividend Rights

The company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series A-2 Preferred Stock first receive, simultaneously with the holders of the Series A-3 Preferred Stock, Series CF Preferred Stock, Series A Preferred Stock and Series Seed Preferred Stock, or simultaneously receive along with all holders of outstanding shares of stock, a dividend on each outstanding share of Series A-2 Preferred Stock in an amount at least equal to:

●	In the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A-2 Preferred Stock was would equal the product of:

o	The dividends payable to each share of such class or series determined, if applicable, as if all share of such class or series had been converted into Common Stock and

o	The number of shares of Common Stock issuable upon conversion of a share Series A-2 Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or

●	In the case of a dividend of any class or series that is not convertible into Common Stock, at a rate per share of Series A-2 Preferred stock determined by:

o	Dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and

o	Multiplying such fraction by an amount equal to the Series A-2 Original Price ($0.50 per share); provided that, if the company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the company the dividend payable to the holders of Series Seed Preferred Stock will be calculated upon the dividend on the class or series of capital stock that would result in the highest Series Seed Preferred Stock dividend.

Voting Rights

The Series A-2 Preferred Stock is non-voting except as required under law. Generally, this means that the holders of Series A-2 Preferred Stock may vote if any proposed amendments to the powers, preferences or special rights of the Series A-2 Preferred Stock would affect the holders of the Series A-2 Preferred Stock adversely, but will not adversely affect the holders of other series of Preferred Stock.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, holders of Series A-2 Preferred Stock will be entitled to be paid out of the assets of the company available for distribution to its stockholders before any payment will be made to the holders of Common Stock.

Terms of Conversion

Each share of Series A-2 Preferred Stock will be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of the Common Stock as determined by dividing the shares of Series A-2 Original Issue Price by the Series A Conversion Price (originally $0.50 per share). The Series A-2 Conversion Price will be adjusted from time to time as described below under “Anti-Dilution Rights”.

Anti-Dilution Rights

Holders of Series A-2 Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Series A-2 Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Series Seed Preferred Stock then in effect, the conversion price of the Series A-2 Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Amended and Restated Certificate of Incorporation.

Series A Preferred Stock

General

The company has the authority to issue 14,481,413 shares of Preferred Stock designated as “Series A Preferred Stock”.

Dividend Rights

The company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series A Preferred Stock first receive, simultaneously with the holders of the Series A-3 Preferred Stock, Series CF Preferred Stock, Series A-2 Preferred Stock and Series Seed Preferred Stock, or simultaneously receive along with all holders of outstanding shares of stock, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to:

●	In the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock was would equal the product of:

o	The dividends payable to each share of such class or series determined, if applicable, as if all share of such class or series had been converted into Common Stock and

o	The number of shares of Common Stock issuable upon conversion of a share Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or

●	In the case of a dividend of any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred stock determined by:

o	Dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and

o	Multiplying such fraction by an amount equal to the Series A Original Price ($0.48 per share); provided that, if the company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the company the dividend payable to the holders of Series Seed Preferred Stock will be calculated upon the dividend on the class or series of capital stock that would result in the highest Series Seed Preferred Stock dividend.

Voting Rights

The Series A Preferred Stock is non-voting except as required under law. Generally, this means that the holders of Series A Preferred Stock may vote if any proposed amendments to the powers, preferences or special rights of the Series A Preferred Stock would affect the holders of the Series A Preferred Stock adversely, but will not adversely affect the holders of other series of Preferred Stock.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, holders of Series A Preferred Stock will be entitled to be paid out of the assets of the company available for distribution to its stockholders before any payment will be made to the holders of Common Stock.

Terms of Conversion

Each share of Series A Preferred Stock will be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of the Common Stock as determined by dividing the shares of Series A Original Issue Price by the Series A Conversion Price (originally $0.48 per share). The Series A Conversion Price will be adjusted from time to time as described below under “Anti-Dilution Rights”.

Anti-Dilution Rights

Holders of Series A Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Series Seed Preferred Stock then in effect, the conversion price of the Series A Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Amended and Restated Certificate of Incorporation.

Series Seed Preferred Stock

General

The company has the authority to issue 20,714,518 shares of Preferred Stock designated as “Series Seed Preferred Stock”.

Dividend Rights

The company will not declare, pay or set aside any dividends on shares of any other class or series of capital stock unless the holders of the Series Seed Preferred Stock first receive, simultaneously with the holders of Series A-3 Preferred Stock, Series CF Preferred Stock, Series A-2 Preferred Stock and Series A Preferred Stock, or simultaneously receive along with all holders of outstanding shares of stock, a dividend on each outstanding share of Series Seed Preferred Stock in an amount at least equal to:

●	In the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series Seed Preferred Stock was would equal the product of:

o	The dividends payable to each share of such class or series determined, if applicable, as if all share of such class or series had been converted into Common Stock and

o	The number of shares of Common Stock issuable upon conversion of a share Series Seed Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or

●	In the case of a dividend of any class or series that is not convertible into Common Stock, at a rate per share of Series Seed Preferred stock determined by:

o	Dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and

o	Multiplying such fraction by an amount equal to the Series Seed Original Price ($0.271976161108161 per share); provided that, if the company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the company the dividend payable to the holders of Series Seed Preferred Stock will be calculated upon the dividend on the class or series of capital stock that would result in the highest Series Seed Preferred Stock dividend.

Voting Rights

On any matter presented to the stockholders of the company for their action or consideration each holder of Series Seed Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the Shares of Series Seed Preferred Stock are convertible as of the record date. Except as provided in other provisions the holders of Series Seed Preferred Stock will vote together with the holders of Common Stock as a single class.

The holders of shares of Series Seed Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the company and the holders of shares of Common Stock not issued or issuable upon conversion of the Preferred Stock, exclusively and as a separate class, are entitled to elect two directors of the company.

At any time when at least 5,300,000 shares of Series Seed Preferred Stock are outstanding, the company will not do any of the following without the written consent or affirmative vote of the holders of at least majority of the then outstanding shares of the Series Seed Preferred Stock:

●	Liquidate, dissolve or wind-up the business and affairs of the company, effect any merger or consolidation or any other Deemed Liquidation Event or any of the foregoing;

●	Amend, alter or repeal any provisions of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that materially and adversely affect the rights, preferences of privileges of the Series Seed Preferred Stock;

●	Create or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series Seed Preferred Stock with respect to the distributions of assets on the liquidation, dissolution or winding up of the company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series Seed Preferred Stock of increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series Seed Preferred stock with the liquidation, dissolution or winding up of the company, the payment of dividends and rights of redemption;

●	Reclassify, alter or amend any existing security of the company that is pari passu with the Series Seed Preferred stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the company, the payment of dividends and rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series Seed Preferred Stock in respect of any such right, preference, or privilege or reclassify, alter or amend any existing security of the company that is junior to the Series Seed Preferred Stock in respect of the liquidation, dissolution or winding up of the company, the payment of dividends and rights of redemption, if such reclassification, alteration or amendment would render such other security senior or pari passu with the Series Seed Preferred Stock in respect of any such right, preference or privilege;

●	Purchase or redeem or pay or declare any dividends or make any distribution on, any share of capital stock of the company other than (i) redemption of or dividends or distributions on the Series Seed Preferred Stock as expressly authorized in the [Amended and Restated Certificate of Incorporation], (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultant or other persons who performed services for the company or any subsidiary in connection with the cessation of such employment or service at either the original purchase price or the then-current fair market value or (iv) as approved by the Board of Directors; or

●	Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary.

Right to Receive Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, holders of Series Seed Preferred Stock will be entitled to be paid out of the assets of the company available for distribution to its stockholders before any payment will be made to the holders of Common Stock.

Terms of Conversion

Each share of Series Seed Preferred Stock will be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of the Common Stock as determined by dividing the shares of Series Seed Original Issue Price by the Series Seed Conversion Price ($0.271976161108161 per share).

Anti-Dilution Rights

Holders of Series Seed Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Common Stock issuable upon conversion of the shares of the Series Seed Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Series Seed Preferred Stock then in effect, the conversion price of the Series Seed Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Amended and Restated Certificate of Incorporation.

Common Stock

General

The dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock.

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors, but excluding matters that relate solely to the terms of a series of Preferred Stock.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the company or Deemed Liquidation Event, after the payment of all preferential amounts required to paid to holders of Series Seed Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series CF Preferred Stock, and Series A-3 Preferred Stock, the remaining assets of the company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the company's Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the company's Common Stock.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

Plan of Distribution

The company is offering a minimum of 754,716 and up to 18,867,925 shares of Series A-3 Preferred Stock on a best efforts basis. We intend for this offering to continue until December 31, 2019, one year following qualification by the SEC, or until sooner terminated by the company. As of July 31, 2019, we have sold 5,622,942 shares in this offering, resulting in gross proceeds of $2,980,159, which exceeds the minimum offering threshold included in our offering circular qualified on September 27, 2018. The Series A-3 Preferred Stock may be converted into the Common Stock of the company at the discretion of each investor, or automatically upon the occurrence of certain events, like an Initial Public Offering. As such, the company is qualifying up to 18,867,925 shares of Series A-3 Preferred Stock and up to 18,867,925 shares of Common Stock under this Offering Statement, of which this Offering Circular is part.

The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at https://www.startengine.com/. This offering circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

Commissions and Discounts

The following table shows the total discounts and commissions payable to StartEngine Primary in connection with this offering:

Per Share
Public Offering Price	$0.53
Placement Agent Commissions	$0.0371
Proceeds, before expenses, to us	$0.4929

The company will also be required to issue to StartEngine Primary warrants for the purchase of our Series A-3 Preferred Stock at a price of $0.53 per share. The number of shares acquirable upon exercise of the warrant will be equal to five percent of the gross proceeds raised through StartEngine Primary, divided by $0.53 per share.

The warrants will be exercisable for up to five years after the date of the closing in this Offering. The warrants include customary adjustment provisions for stock splits, stock dividends, and recapitalizations and other similar transactions. Further, on each six- month anniversary following the initial issuance of the warrants, the number of shares acquirable shall increase by 25%.

Other Terms

In addition to the commission described above, the company will also pay a $10,000 to StartEngine Primary as an engagement fee to begin services. This fee will be used for the purposes of undertaking a compliance review. Any portion of this amount not expended and accounted for will be returned to the company.

StartEngine Primary may, among other things, introduce the company to potential target businesses or assist the company in raising additional capital, as needs may arise in the future. If StartEngine Primary provides services to the company after this offering, the company may pay StartEngine Primary fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the company will reimburse StartEngine for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Services Agreement.

Subscription Procedure

The Offering Statement has been qualified by the Commission as of September 27, 2018, and the company is accepting tenders of funds to purchase the Series A-3 Preferred Stock. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date), as the minimum offering amount has been met. Investors may subscribe by tendering funds via wire or ACH only, or credit and debit cards, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

The minimum investment in this offering was $500.32, or 944 shares of Series A-3 Preferred Stock.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”). Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the company.

For its services, Escrow Agent will receive an escrow cash management fee in the amount of 0.5% of the funds held in escrow prior to any closing, not to exceed $4,000.

Previous Commissions and Discounts

The company previously engaged SI Securities, LLC as its placement agent to assist in the placement of its securities. During the course of that engagement, the company sold approximately $2,980,159 worth of its shares of Series A-3 Preferred Stock.

The following table shows the total discounts and commissions payable to SI Securities, LLC in connection with its previous participation in the offering:

Per Share
Public Offering Price	$0.53
Placement Agent Commissions	$0.04505
Proceeds, before expenses, to us	$0.48495

Selling Securityholders

No securities are being sold for the account of securityholders; all net proceeds of this offering will go to the company.

Liquidity

The company has been moving aggressively to seek a liquidity option for its shareholders within 90 days of the final closing of this offering. It is actively seeking options for a listing on one of two public exchanges.

The first option is an exchange listing of the company’s securities on the Alternative Investment Market (AIM), which is the London Stock Exchange’s international market for smaller growing companies. The company has engaged the services on an outside consultant, AIM Advisors, to help assist with this process. The company has conducted numerous business meetings with various law firms, brokers, and nominated advisors (Nomads) towards a potential direct listing on the market within 90 days of the final closing of this offering. In order to successfully list on the AIM, any company must identify and appoint a Nomad who will help the company come to market. Additionally, a company should appoint one or multiple brokers to help market any newly issued securities to potential investors. The company and its senior executives have already held multiple meetings with various nomads and brokers, however, to date, it has yet to sign any contracts and has not formally applied to list on the AIM.

The second option is an exchange listing of the company’s securities on the OTCQX market. The company has conducted multiple meetings with the OTC Markets Group, which regulates and OTCQX market, in order to better understand the regulatory and reporting requirements of listing on this exchange. The company already meets many of the criteria to list on this exchange, which include: 1) having more than 50 beneficial shareholders, 2) audited financial statements by an auditor registered with the Public Company Accounting Oversight Board (PCAOB), 3) have a primary class of securities with a minimum bid price of $0.25, 4) have a market capitalization of at least $10 million, 5) have ongoing operations, and 6) not subject to any bankruptcy or reorganization proceedings. Additionally, the company has met with a number of banks that could act as broker-dealers in a potential listing on the OTCQX. At this point, the company has not formally applied to list on the OTCQX, nor has it signed any contracts with any potential broker-dealer.

If the company lists on one of the above two public markets, the company intends to convert all issued shares of each class of Preferred Stock into Common Stock of the company in accordance with the Amended and Restated Certificate of Incorporation. The Series A-3 Preferred Stock is non-voting except as required under law. The company may convert the Series A-3 Preferred Stock into Common Stock without seeking approval of the holders of our Series A-3 Preferred Stock.

Investor Perks

To encourage participation in the Offering, the company is providing specific perks for investors. The company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future purchases of the products sold by the company, or a “thank you” to investors that help the company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The company anticipates that the perks for this offering are as follows:

•	For investors who invest within the first 7 days of the offering commencing on the StartEngine Platform, investors will receive $500 in store credit for our DSTLD or ACE brands;

•	For investors who invest after the first 7 days and within the first 14 days of the offering commencing on the StartEngine Platform, investors will receive $250 in store credit for our DSTLD or ACE brands; and

•	For investors who invest after the first 14 days and within the first 28 days of the offering commencing on the StartEngine Platform, investors will receive $125 in store credit for our DSTLD or ACE brands.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual report filings on Form 1-K, which was filed on May 2, 2019, and 120 days after the end of the fiscal year thereafter. The annual report will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 2018 AND 2017

Denim.LA, Inc.

Audited Financial Statements

December 31, 2018 and 2017

DENIM.LA, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Denim.LA, Inc.

Los Angeles, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Denim.LA, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s net losses from inception, negative cash flow from operations, and lack of liquidity raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2018

Newport Beach, California

May 2, 2019

DENIM.LA, INC.
BALANCE SHEETS
As of December 31, 2018 and 2017

	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$584,481	$346,900
Inventory	1,208,642	991,987
Deferred offering costs	101,762	6,539
Prepaid expenses	178,414	96,668
Total Current Assets	2,073,299	1,442,094

Non-Current Assets:
Property, equipment, and software, net	113,630	28,772
Deposits	58,000	35,195
Total Non-Current Assets	171,630	63,967

TOTAL ASSETS	$2,244,929	$1,506,061

See accompanying notes to financial statements

DENIM.LA, INC.
BALANCE SHEETS
As of December 31, 2018 and 2017

	2018	2017

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities:
Current Liabilities:
Accounts payable	$987,554	$864,960
Accrued expenses and other liabilities	518,933	428,904
Deferred revenue	274,959	49,054
Due to related parties	415,380	44,168
Venture debt, net of discount of $225,720	3,774,280	-
Total Current Liabilities	5,971,106	1,387,086
Long-Term Liabilities:
Venture debt, net of discount of $191,471	0	2,658,529
Total Liabilities	5,971,106	4,045,615

Commitments and contingencies (Note 10)

Stockholders' Deficit:
Series Seed convertible preferred stock, $0.0001 par, 20,714,518 shares authorized, 20,714,518 and 20,714,518 shares issued and outstanding at December 31, 2018 and 2017, respectively. Convertible into one share of common stock. Liquidation preference of $5,592,920 and $5,592,920 as of December 31, 2018 and 2017, respectively.	2,071	2,071
Series A convertible preferred stock, $0.0001 par, 14,481,413 shares authorized, 5,650,903 and 5,650,903 shares issued and outstanding at December 31, 2018 and 2017, respectively. Convertible into one share of common stock. Liquidation preference of $2,712,433 and $2,712,433 as of December 31, 2018 and 2017, respectively.	565	565
Series A-2 convertible preferred stock, $0.0001 par, 20,000,000 shares authorized, 5,932,742 and 2,584,766 shares issued and outstanding at December 31, 2018 and 2017, respectively. Convertible into one share of common stock. Liquidation preference of $2,966,371 and $1,292,383 as of December 31, 2018 and 2017, respectively.	593	258
Series A-3 convertible preferred stock, $0.0001 par, 18,867,925 shares authorized, 3,447,608 and 0 shares issued and outstanding at December 31, 2018 and 2017, respectively. Convertible into one share of common stock. Liquidation preference of $1,827,232 and $0 as of December 31, 2018 and 2017, respectively.	345	-
Series CF convertible preferred stock, $0.0001 par, 2,000,000 shares authorized, 124,204 and 0 shares issued and outstanding at December 31, 2018 and 2017, respectively. Convertible into one share of common stock. Liquidation preference of $64,586 and $0 as of December 31, 2018 and 2017, respectively.	12	-
Undesignated preferred stock, $0.0001 par, 936,144 and 804,069 shares authorized, 0 and 0 issued and outstanding as of December 31, 2018 and 2017, respectively.	-	-
Common Stock, $0.0001 par, 110,000,000 and 100,000,000 shares authorized, 10,377,615 and 10,377,615 shares issued and outstanding, 10,377,615 and 10,377,615 vested as of December 31, 2018 and 2017, all respectively.	1,038	1,038
Additional paid-in capital	13,241,211	9,696,864
Capital contribution receivable	-	(2,154)
Subscription receivable	(8,283)	-
Accumulated deficit	(16,963,729)	(12,238,196)
Total Stockholders' Deficit	(3,726,177)	(2,539,554)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,244,929	$1,506,061

See accompanying notes to financial statements

DENIM.LA, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2018 and 2017

	2018	2017

Net revenues	$3,777,493	$3,849,646
Costs of net revenues	1,656,332	1,584,333
Gross Profit	2,121,161	2,265,313

Operating Expenses:
Sales and marketing	2,042,360	1,603,678
Distribution	976,517	979,074
General and administrative	3,121,355	2,602,881
Total Operating Expenses	6,140,232	5,185,633

Loss from operations	(4,019,071)	(2,920,320)

Other Income (Expense):
Interest expense	(705,662)	(418,403)
Other non-operating income	-	51,714
Total Other Income (Expense)	(705,662)	(366,689)

Provision for income taxes	800	800

Net Loss	$(4,725,533)	$(3,287,809)

Weighted-average vested common shares outstanding
-Basic and Diluted	10,377,615	10,377,615
Net loss per common share
-Basic and Diluted	$(0.46)	$(0.32)

See accompanying notes to financial statements

DENIM.LA, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the years ended December 31, 2018 and 2017

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-3 Convertible Preferred Stock		Series CF Convertible Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid- In Capital	Capital Contribution Receivable	Subscription Receivable	Accumulated Deficit	Total Stockholders' Deficit
Balance at December 31, 2016	20,714,518	$2,071	4,054,227	$405	-	$-	-	$-	-	$-	10,377,615	$1,038	$7,602,504	$(2,154)	$-	$(8,950,387)	$(1,346,523)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	177,975	-	-	-	177,975
Issuance of Series A preferred stock	-	-	1,498,274	150	-	-	-	-	-	-	-	-	716,173	-	-	-	716,323
Issuance of Series A-2 preferred stock	-	-	-	-	2,584,766	258	-	-	-	-	-	-	1,292,125	-	-	-	1,292,383
Conversion of convertible notes payable - related party	-	-	98,402	10	-	-	-	-	-	-	-	-	49,613	-	-	-	49,623
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	(330,093)	-	-	-	(330,093)
Fair value of warrant issuances	-	-	-	-	-	-	-	-	-	-	-	-	188,567	-	-	-	188,567
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,287,809)	(3,287,809)
Net Loss	-	-	-	-	-	-					-	-
Balance at December 31, 2017	20,714,518	$2,071	5,650,903	$565	2,584,766	$258	-	$-	-	$-	10,377,615	$1,038	$9,696,864	$(2,154)	$-	$(12,238,196)	$(2,539,554)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	217,009	-	-	-	217,009
Issuance of Series A-2 preferred stock	-	-	-	-	3,347,976	335	-	-	-	-	-	-	1,673,653	-	-	-	1,673,988
Issuance of Series CF preferred stock	-	-	-	-	-	-	-	-	124,204	12	-	-	64,574	-	-	-	64,586
Issuance of Series A-3 preferred stock	-	-	-	-	-	-	3,447,608	345	-	-	-	-	1,826,887	-	-	-	1,827,232
Subscription receivable from Series CF	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,283)	-	(8,283)
Write off of contribution receivable	-	-	-	-	-	-	-	-	-	-	-	-	-	2,154	-	-	2,154
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	(385,719)	-	-	-	(385,719)
Fair value of warrant issuances - venture debt	-	-	-	-	-	-	-	-	-	-	-	-	147,943	-	-	-	147,943
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,725,533)	(4,725,533)
Balance at December 31, 2018	20,714,518	$2,071	5,650,903	$565	5,932,742	$593	3,447,608	$345	124,204	$12	10,377,615	$1,038	$13,241,211	$-	$(8,283)	$(16,963,729)	$(3,726,177)

Undesignated preferred stock had no activity or balances for the periods presented

See accompanying notes to financial statements

DENIM.LA, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2018 and 2017

	2018	2017
Cash Flows From Operating Activities
Net Loss	$(4,725,533)	$(3,287,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,346	20,557
Stock-based compensation	217,009	177,975
Write-off of capital contribution receivable	2,154	-
Gain on forgiven debt	-	(33,168)
Fair value of warrants issued for services	-	113,520
Amortization of loan discount	78,833	15,400
Amortization of loan fees	92,361	48,442
Changes in operating assets and liabilities:
(Increase)/Decrease in other receivable	-	12,275
(Increase)/Decrease in inventory	(216,655)	(158,552)
(Increase)/Decrease in prepaid expenses	(81,746)	(78,135)
Increase/(Decrease) in accounts payable	122,595	(378,691)
Increase/(Decrease) in accrued expenses and other liabilities	90,028	70,261
Increase/(Decrease) in deferred revenue	225,905	21,663
Net Cash Used In Operating Activities	(4,168,703)	(3,456,262)

Cash Flows From Investing Activities
Purchase of property, equipment, and software	(111,204)	(23,038)
Deposits	(22,805)	(12,429)
Proceeds from repayment of related party receivable	171,900	-
Net Cash Provided by (Used In) Investing Activities	37,891	(35,467)

Cash Flows From Financing Activities
Proceeds (repayment) - related parties	199,312	(275,138)
Proceeds from issuance of preferred stock	3,557,523	2,008,706
Offering costs	(480,942)	(291,298)
Proceeds from issuance of venture debt, net of fees	1,092,500	2,672,499
Repayments on business loan	-	(455,152)
Net Cash Provided By Financing Activities	4,368,393	3,659,617

Net Change In Cash and Cash Equivalents	237,581	167,888

Cash and Cash Equivalents at Beginning of Year	346,900	179,012
Cash and Cash Equivalents at End of Year	$584,481	$346,900

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$534,096	$393,360
Cash paid for income taxes	$800	$800

Supplemental Disclosure of Non-Cash Financing Activities
Conversion of notes payable - related party to preferred stock	$-	$49,623
Discount due to warrants and beneficial conversion feature	$-	$56,970
Warrants issued for offering costs	$62,590	$18,077
Warrants issued with venture debt	$147,943	$188,567

See accompanying notes to financial statements

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

NOTE 1: NATURE OF OPERATIONS

Denim.LA, Inc. (the “Company”), is a corporation organized September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. The Company does business under the names DSTLD and Digital Brands Group. The Company sells premium denim and other products direct to consumers.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated profits since inception, has sustained net losses of $4,725,533 and $3,287,809 for the years ended December 31, 2018 and 2017, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2018 and 2017. The Company has historically lacked liquidity to satisfy obligations as they come due and as of December 31, 2018, the Company had a working capital deficit of $3,897,807. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified, as a result of change in accounting policy on the classification of shipping and handling, merchant fees, and packaging materials and supplies, from cost of net revenues to sales and marketing, see Note 3 - accounting policy in Cost of Sales and Shipping and Handling. The Company adopts this change in accounting policy to be consistent with comparable companies in its industry. The change in accounting policy has been applied retrospectively. Further, some of prior year amounts were reclassified to conform on the current year presentation.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

The effects of the change in accounting policy and reclassification on the financial statements are as follows:

	2017
	As previously presented	Change in accounting policy	Reclassification	As reclassified
		Increase (Decrease)	Increase (Decrease)
Statements of operation
Cost of net revenues	2,259,531	(675,198)	-	1,584,333
Sales and marketing	1,718,106	675,198	(1,493,308)	1,603,678
Compensation and benefits	1,324,415	-	(1,324,415)	-
Distribution	-	-	976,517	976,517
General and administrative	1,280,149	-	1,841,206	3,121,355

These reclassifications had no effect on the reported net loss, balance sheets and statements of cash flows.

For the years ended December 31, 2018 and 2017, shipping and handling, merchant fees, and packaging materials and supplies amounted to $469,139 and $491,090, $174,835 and $168,909, $21,416 and $15,199, all respectively.

Various balance sheet accounts have been reclassified from prior year presentation to condense the statements.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. The Company’s cash balance of certain accounts exceeded the FDIC insured limits by $147,709 and $41,298 as of December 31, 2018 and 2017, respectively.

Capital Contribution Receivable

The Company records stock issuances at the effective date. If the contribution is not funded upon issuance, the Company records a capital contribution receivable as an asset on a balance sheet. When contributed capital receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") 505-10-45-2, the contributed capital is reclassified as a contra account to stockholders’ deficit on the balance sheet.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Inventory

Inventory is stated at the lower of cost or market and accounted for using the weighted average cost method. The inventory balances as of December 31, 2018 and 2017 consist entirely of finished good products purchased for resale and any materials the Company purchased to modify the products. The Company has outsourced the warehousing and fulfillment of its inventory to a third party.

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at December 31, 2018 and 2017 consist of software with three (3) year lives, property and equipment with 3-10 year lives, and leasehold improvements which are depreciated over the shorter of the lease life or expected life.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $26,346 and $20,557 for the years ended December 31, 2018 and 2017, respectively. Capital assets as of December 31, 2018 and 2017 are as follows:

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

	2018	2017

Computer equipment	$52,936	$59,779
Furniture and fixtures	66,328	10,754
Leasehold improvements	40,351	81,325
	159,615	151,858
Accumulated depreciation	(50,235)	(123,086)

Property and equipment, net	$109,380	$28,772

Software	$56,450	$52,200
Accumulated amortization	(52,200)	(52,200)

Software, net	$4,250	$-

Impairment of Long-lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the balance sheets is comprised of the following as of December 31, 2018 and 2017:

	2018	2017

Accrued expenses	$185,526	$133,475
Reserve for returns	188,532	193,737
Other liabilities	109,527	89,849
Sales tax liability	35,348	11,843
	$518,933	$428,904

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders' equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. The Company typically collects revenue upon sale and recognizes the revenue when the item has shipped. Orders that have been placed and paid as of year-end but have not been shipped are recorded to deferred revenue. Sales tax is collected on sales in California and these taxes are recorded as a liability until remitted. The Company estimates returns based on its historic results and return policy in place at the sale date and records an allowance against revenues for this estimate. Liabilities are recorded for promotional credits and store credit issued to customers. The reserve for returns totaled approximately $189,000 and $194,000 as of December 31, 2018 and 2017, respectively, and is included in reserves for returns in the accompanying balance sheets.

Cost of Sales

Cost of sales consists primarily of inventory sold and related freight-in. The Company adopts a change in accounting policy to exclude merchant fees, outbound shipping and handling and packaging materials and supplies from cost of sales, see Note 3 - Reclassifications.

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as a component of sales and marketing. The Company adopts a change in accounting policy to exclude the shipping and handling from cost of net revenues, see Note 3 – Reclassifications. Total shipping and handling billed to customers as a component of net revenues was approximately $57,000 and $60,000 for the years ended December 31, 2018 and 2017, respectively. Total shipping and handling costs included in sales and marketing was approximately $469,000 and $491,000 for the years ended December 31, 2018 and 2017, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the years ended December 31, 2018 and 2017 amounted to approximately $1,372,000 and $1,345,000, respectively, which is included in sales and marketing expense.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505, Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock or stock award on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2018 and 2017, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of December 31, 2018 and 2017 are as follows:

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

	2018	2017
Series Seed Preferred Stock (convertible to common stock)	20,714,518	20,714,518
Series A Preferred Stock (convertible to common stock)	5,650,903	5,650,903
Series A-2 Preferred Stock (convertible to common stock)	5,932,742	2,584,766
Series CF Preferred Stock (convertible to common stock)	124,204	-
Series A-3 Preferred Stock (convertible to common stock)	3,447,608	-
Common stock warrants	4,197,745	2,949,398
Preferred stock warrants	547,140	175,503
Exercisable stock options	13,278,843	11,583,214
Total potentially dilutive shares	53,893,703	43,658,302

Concentrations

Two vendors as of December 31, 2017 made up 21% and 17% of accounts payable. All of these concentrations relate to vendors that provided inventory during 2018 and 2017 (see below). There were no vendors representing over 10% of accounts payable as of December 31, 2018.

The Company utilized two vendors that made up 29% and 26% of all inventory purchases, respectively during the year ended December 31, 2018 and two vendors that made up 22% and 59% of all inventory purchases, respectively during the year ended December 31, 2017.  The loss of one of these vendors, may have a negative short-term impact on the Company’s operations; however, we believe there are acceptable substitute vendors that can be utilized longer-term.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election for valuing nonemployee equity share options. ASU 2018-07 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 with early adoption permitted. The Company is in process of assessing the impact of the adoption of ASU 2018-07 on the financial statements.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently reviewing the provisions of the new standard.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4:  LONG-TERM DEBT

Business Loan

On May 18, 2016, the Company closed on a loan with MBMJ Capital LLC dba Continental Business Credit, which includes the following funding mechanisms. The loans required a minimum monthly interest charge of $2,500, are subject to a default rate of an additional 7% on the stated interest rates, and required a $10,000 facility fee at closing.

Revolving Inventory Finance Facility: The Company could borrow up to 50% of the book value of all eligible inventory in its possession. The balance of the loan was to be paid down daily with proceeds from the sale of inventory. The loan was revolving, and therefore the Company could continue to draw on the note up to 50% of eligible inventory as the loan was being paid down. The maximum credit limit for this loan was $1,000,000. This loan bore interest at prime plus 11.50% per annum, with a minimum rate of 15% (15.5% at December 31, 2016) payable monthly. The loan had a one-year term. The balance outstanding on this note as of December 31, 2016, inclusive of accrued interest, was $455,152. The proceeds of this loan were used for operations. The loan was repaid in its entirety in conjunction with the 2017 venture debt discussed in the following section of this note in April 2017.

Total interest and fees recognized on these business loans for the years ended December 31, 2018 and 2017 was $0 and $65,587, respectively.

Venture Debt

In March 2017, the Company entered into a senior credit agreement with an outside lender for up to $4,000,000, dependent upon the achievement of certain milestones. The initial close amount was a minimum of $1,345,000. The loan bears interest at 12.5% per annum, compounded monthly, plus fees. A 5% closing fee is due upon each closing, legal and accounting fees of up to $40,000, and management fees of $4,167-$5,000 per month. The loan requires monthly payments of interest commencing March 31, 2017, and a balloon payment for the full principal amount at maturity in March 2020. In 2018, the maturity date was extended one year, to March 2021. Prepayments are allowed, subject to various provisions, including a minimum payment amount of $250,000.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Repayment is accelerated upon a change in control, as defined in the agreement. The loan is senior to all other debts and obligations of the Company, is collateralized by all assets of the Company, and shares of the Company’s common stock pledged by officers of the Company. As of December 31, 2018 and 2017, the loan balance is $4,000,000 and $2,850,000, resulting from cash disbursed to the Company of $3,069,598 and $1,977,098, loan fees of $235,000 and $177,500 charged to the loan balance, and cash disbursed to repay other debts of the Company of $0 and $695,402 (inclusive of $118,402 repaid to a related party note payable (board member)), all respectively. An additional $20,843 in loan fees were also paid, which were included as part of the discount to the loan as further discussed below. The Company failed to comply with certain debt covenants during the years ended December 31, 2018 and 2017. At December 31, 2017, the Company received a waiver from the lender and therefore, at such time, was not considered to be in default. At December 31, 2018, the waiver was not obtained. Accordingly, as of December 31, 2018, the venture debt is shown as a current liability.

Total loan fees of $255,843 and $198,343 as of December 31, 2018 and 2017, respectively, were incurred in conjunction with this loan, and such were recorded as a discount to the loan and are amortized under the effective interest method to interest expense over the life of the loan. For the years ended December 31, 2018 and 2017, $92,361 and $48,442 of these loan fees were amortized to interest expense, leaving unamortized balances of $115,040 and $149,901 as of December 31, 2018 and 2017, all respectively.

The lender was also granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement. As of December 31, 2017, warrants for 1,139,398 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years. As discussed in Note 8, these warrants were valued at $56,970 and recorded as a discount to the note payable balance, and are being amortized under the effective interest method over the life of the loan. For the year ended December 31, 2018 and 2017, $18,938 and $15,400 was amortized to interest expense, respectively, leaving an unamortized balance of $22,632 and $41,570 as of December 31, 2018 and 2017, respectively. In 2018, warrants for 1,248,347 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years. As discussed in Note 8, these warranted were valued at $147,943 and recorded as a discount to the note payable balance, and are being amortized under the effective interest method over the life of the loan. For the year ended December 31, 2018, $59,895 was amortized to interest expense, leaving an unamortized balance of $88,048 as of December 31, 2018.

As of December 31, 2018, total unamortized interest expense amounted to $225,720, which is expected to be amortized in 2019 and 2020 by $188,105 and $37,615, respectively.

Interest expense and effective interest rate on this loan for the year ended December 31, 2018 and 2017 was $526,251 and $275,403, and 18.60% and 14.28%, all respectively.

NOTE 5: STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock

In July 2017, the Certificate of Incorporation was amended to increase the authorized preferred stock to 56,000,000 shares of $0.0001 par preferred stock. The Company designated 20,714,518 shares of preferred stock as Series Seed Preferred Stock, 14,481,413 shares of preferred stock as Series A Preferred Stock, and 20,000,000 shares of Series A-2 Preferred Stock, with 804,069 shares of preferred stock undesignated.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

In June 2018, the Company amended and restated its articles of incorporation, setting its authorized common stock at 100,000,000 shares and increasing the authorized preferred stock to 58,000,000 shares. The Company designated its preferred stock as 20,714,518 shares of Series Seed Preferred Stock, 14,481,413 shares of Series A Preferred Stock, 20,000,000 shares of Series A-2 Preferred Stock, and 2,000,000 shares of Series CF Preferred Stock, and with 804,069 shares of preferred stock undesignated.

In September 2018, the Company amended and restated its articles of incorporation, increasing the authorized common stock to 110,000,000 shares and increasing the authorized preferred stock to 77,000,000 shares. The Company designated its preferred stock as 20,714,518 shares of Series Seed Preferred Stock, 14,481,413 shares of Series A Preferred Stock, 20,000,000 shares of Series A-2 Preferred Stock, 2,000,000 shares of Series CF Preferred Stock, 18,867,925 shares of Series A-3 Preferred Stock, and with 936,144 shares of preferred stock undesignated. The Company also amended the rights and privileges applicable to the various share classes to include the newly designated Series CF Preferred Stock and Series A-3 Preferred Stock. Series Seed Preferred Stock holders are entitled to vote on an as converted basis, while Series A Preferred Stock holders, Series A-2 Preferred Stock holders, Series CF Preferred Stock holders, and Series A-3 Preferred Stock holders do not have voting privileges. The preferred stockholders have certain dividend preferences over common stockholders. The preferred stock is subject to an optional conversion right, where the preferred stock is convertible into fully paid and non-assessable shares of common stock at a 1:1 rate, with certain dilution protections. All classes of preferred stock are subject to automatic conversion into the Company’s common stock if and upon an initial public offering of $25,000,000 or greater. The preferred stockholders are entitled to a liquidation preference over common stockholders of the greater of: 1) the preferred stock purchase price ($0.27 per share for Series Seed Preferred Stock, $0.48 per share for Series A Preferred Stock, $0.50 per share for Series A-2 Preferred Stock, $0.52 per share for Series CF Preferred Stock, and $0.53 per share for Series A-3 Preferred Stock) multiplied by a multiple of 1.00 for Series A Preferred Stock, Series A-2 Preferred Stock, Series CF Preferred Stock, and Series A-3 Preferred Stock, and 1.00 or 1.25 depending upon certain conditions defined the articles of incorporation for the Series Seed Preferred Stock; 2) on an as converted to common stock at the liquidation date.

As of December 31, 2018 and 2017, 20,714,518 and 20,714,518 shares of Series Seed Preferred Stock were issued and outstanding, 5,650,903 and 5,650,903 shares of Series A Preferred Stock were issued and outstanding, 5,932,742 and 2,584,766 shares of Series A-2 Preferred Stock were issued and outstanding, 124,204 and 0 shares of Series CF Preferred Stock were issued and outstanding, and 3,447,608 and 0 shares of Series A-3 Preferred Stock were issued and outstanding, all respectively.

Based on circumstances in place as of December 31, 2018 and 2017, the liquidation preference on the Series Seed Preferred Stock was subject to the 1.00 and 1.00 multiple and the liquidation preference on the Series A Preferred Stock was subject to a multiple of 1.00 and 1.00, all respectively. The total liquidation preferences as of December 31, 2018 and 2017 amounted to $13,163,543 and $9,597,736, respectively.

In 2016, the Company closed on several stock issuance rounds of its Series A Preferred Stock financing conducted under Regulation A, resulting in the issuance of 2,072,822 shares of Series A Preferred Stock at a price per share of $0.48, providing gross proceeds of $994,435 for the year ended December 31, 2016. During the year ended December 31, 2017, the Company issued an additional 1,596,676 shares of Series A Preferred Stock at a price per share of $0.48, providing cash proceeds of $716,323 and conversions of debts of $49,623, for gross proceeds of $765,946.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

In 2017, the Company closed on several stock issuance rounds of its Series A-2 Preferred Stock financing conducted under Regulation A, resulting in the issuance of 2,584,766 shares of Series A-2 Preferred Stock at a price per share of $0.50, providing gross proceeds of $1,292,383 for the year ended December 31, 2017. In 2018, the Company issued an additional 3,347,976 shares of Series A-2 Preferred Stock at a price per share of $0.50, providing gross proceeds of $1,673,988.

In 2018, the Company issued 124,204 shares of Series CF Preferred Stock at price of $0.52, providing gross proceeds of $64,586 and 3,447,608 shares of Series A-3 Preferred Stock at price per share of $0.53, providing gross proceeds of $1,827,232.

Common Stock

The Company authorized 110,000,000 and 100,000,000 shares of common stock at $0.0001 par value as of December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, 10,377,615 and 10,377,615 shares of common stock were issued and outstanding, respectively.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

NOTE 6: RELATED PARTY TRANSACTIONS

Related Party Payable

A family member of an officer provided accounting services to the Company at a rate of $2,500 per month commencing in 2015 through April 2016. A total of $0 and $20,000 was due under this arrangement as of December 31, 2018 and 2017, respectively.

Promissory Notes Payable

During 2016, the Company issued two promissory notes to related parties with combined outstanding principal balances of $225,000 as of December 31, 2016. The notes were payable on demand. These notes bore interest at 20% per annum. In March and April of 2017, $185,000 of these loans were repaid with the 2017 loan issuance proceeds along with accrued interest $33,402. In March 2017, the Company converted the $40,000 note payable, along with accrued interest of $9,623, into 98,402 shares of its Series A Preferred Stock at a conversion rate of $0.48 per share. Interest expense of $11,999 was recognized on these notes during the year ended December 31, 2017, and $0 remains unpaid and outstanding as of December 31, 2017. There was no activity or balances due under this arrangement as of and for the year ended December 31, 2018.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Employee Backpay and Loans Receivable

Two officers of the Company deferred their salary during portions of 2014-2016. The Company commenced repaying these obligations during 2017; however, no additional payments were made during 2018. The balance of employee backpay as of December 31, 2018 and 2017 was approximately $430,500 and $430,500, respectively.

The Company has loaned funds to these same two officers of the Company throughout the life of the business, which net of repayments amounted to $234,500 and $406,400 as of December 31, 2018 and 2017. These loans are payable on demand and do not bear interest. One of the officers repaid $171,900 during 2018. The same officer continued to fund the Company after repayment and advanced a total of $219,312 which is included in due to related parties in the accompanying balance sheet.

Due to the right of offset of these loans receivable and backpay for the officers in question, the net payable of $196,068 and $24,168 as of December 31, 2018 and 2017, respectively are presented within due to related parties advances. These balances are presented net pursuant to an agreement with these officers to net the loans receivable against backpay owed in order to settle both the loans receivable and backpay if the loans are not repaid. The Company has accrued estimated employer taxes on backpay.

Payment Processor:

The Company’s backend payment processor’s majority shareholder is a director of the Company. Total expenses for the years ended December 31, 2018 and 2017 were $121,223 and $119,509, respectively, and included in costs of net revenues in the accompanying statements of operations.

NOTE 7:  INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, share-based compensation expense, and for net operating loss carryforwards. As of December 31, 2018 and 2017, the Company had net deferred tax assets before valuation allowance of $4,357,170 and $4,353,273, respectively. The following table presents the deferred tax assets and liabilities by source:

	2018	2017
Deferred Tax Assets:
Net operating loss carryforwards	$4,357,985	$4,300,823
Stock-based compensation	67,381	52,450
Deferred Tax Liabilities:
Depreciation timing differences	(5,103)	(5,790)
Unamortized debt issuance costs	(63,093)	(59,613)
Valuation Allowance	(4,357,170)	(4,287,870)
Net Deferred Tax Asset	-	-

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the years ended December 31, 2018 and 2017, cumulative losses through December 31, 2018, and no history of generating taxable income. Therefore, valuation allowances of $4,357,170 and $4,287,870 were recorded as of December 31, 2018 and 2017, respectively. Valuation allowance increased by $69,300 and $1,299,918 during the years ended December 31, 2018 and 2017, respectively. Accordingly, an $800 provision for income taxes has been recognized for each of the years ended December 31, 2018 and 2017. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0% and 39.8%, respectively. The effective rate is reduced to 0% for 2018 and 2017 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2018 and 2017, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of $15,590,959 and $10,803,916, which may be carried forward and will expire between 2034 and 2038 in varying amounts.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring deferred tax assets and liabilities, as well as reassessing the net realizability of our deferred tax assets and liabilities. The tax rate change reduced the Company’s net deferred tax assets by $1,849,596 at December 31, 2018. However, this change had no impact to the Company’s net loss as the Company has not incurred a tax liability or expense for the year ended December 31, 2018 and has a full valuation allowance against its net deferred tax assets.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax.  The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2015-2018 tax years remain open to examination.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

NOTE 8: SHARE-BASED PAYMENTS

Warrants

In 2017, the Company issued a warrant in conjunction with a service agreement. The warrant is exercisable into 3,600,000 shares of common stock at an exercise price of $0.16 per share. The warrant expires in June 2021. The warrant vested 1/3 at issuance, then vests at a rate of 1/36 per month at each monthly anniversary commencing June 7, 2017, subject to continuous service with the Company. As of December 31, 2017, 1,800,000 of these warrants had vested, and the agreement was terminated effective December 31, 2017. The Company determined the fair value of these warrants at the initial grant date to be $0.048 per share under the Black-Scholes method, using the same method used for valuing employee options as noted below in the Stock Plan section, which was revalued as the warrants vested. The fair value was to be recognized ratably over the underlying vesting period of this warrant. During the year ended December 31, 2017, $113,520 of expense was recognized to general and administrative expense related to this warrant. As the agreement terminated effective December 31, 2017, no further compensation expense has been recorded on this agreement. The range of Black-Scholes inputs utilized in calculating the fair value of this warrant were as follows:

2017

Risk Free Interest Rate	1.94%-2.06%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	3.5-4.5

In March 2017, the lender of venture debt to the Company was granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement, see Note 4. As of December 31, 2017, warrants for 1,139,398 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years.

The Company determined the fair value of these warrants to be $0.05 per share under the Black-Scholes method, with the following inputs, providing a total value of $56,970 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

2017

Risk Free Interest Rate	1.92%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	5.00

In January and April 2018, the lender of venture debt to the Company was granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement, see Note 4. In January and April 2018, warrants for 610,578 and 637,769 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years based on the terms noted above.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

For the January 2018 warrants, the Company determined the fair value of these warrants to be $0.118 per share under the Black-Scholes method, with the following inputs, providing a total value of $72,048 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

2018

Risk Free Interest Rate	2.02%
Expected Dividend Yield	0.00%
Expected Volatility	55.00%
Expected Life (years)	5.00

The Company determined the fair value of these April 2018 warrants to be $0.119 per share under the Black-Scholes method, with the following inputs, providing a total value of $75,895 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

2018

Risk Free Interest Rate	2.43%
Expected Dividend Yield	0.00%
Expected Volatility	55.00%
Expected Life (years)	5.00

For valuing the warrants noted above, the Company uses the same assumptions used for valuing employee options as noted below in the Stock Plan section, with the exception of the useful life which is either the contractual life or for the Venture Debt the estimated life which is based on the occurrence of an acquisition or IPO.

A summary of information related to common stock warrants for the years ended December 31, 2018 and 2017 is as follows:

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

	December 31, 2018		December 31, 2017
	Common Stock Warrants	Weighted Average Exercise Price	Common Stock Warrants	Weighted Average Exercise Price

Outstanding - beginning of year	2,949,398	$0.16	10,000	$0.15
Granted	1,248,347	0.16	4,739,398	0.16
Exercised	-		-
Forfeited	-		(1,800,000)	0.16
Outstanding - end of year	4,197,745	$0.16	2,949,398	$0.16

Exercisable at end of year	4,197,745	$0.16	2,949,398	$0.16

Preferred Stock Warrants

In 2017, in conjunction with the closing of its offering under Regulation A discussed in Note 4, the Company issued its broker-dealer in this offering 175,503 fully vested warrants to purchase its Series A Preferred Stock at an exercise price of $0.48 per share, expiring in five years. The fair value of these warrants was calculated under the Black-Scholes method, using below variables, resulting in an aggregate fair value of $18,077 being recorded to additional paid-in capital and as offering costs within additional paid-in capital.

2017

Risk Free Interest Rate	2.09%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	3.50

In 2018, in conjunction with the closing of its Series A-2 Preferred Stock offering under Regulation A discussed in Note 4, the Company issued its broker-dealer in this offering 296,637 fully vested warrants to purchase its Series A-2 Preferred Stock at an exercise price of $0.50 per share, expiring in five years. The fair value of these warrants was calculated under the Black-Scholes method, using below variables, resulting in an aggregate fair value of $62,590 being recorded to additional paid-in capital and as offering costs within additional paid-in capital for the year ended December 31, 2018.

2018

Risk Free Interest Rate	2.63%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	3.50

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

A summary of information related to preferred stock warrants for the years ended December 31, 2018 and 2017 is as follows:

	December 31, 2018		December 31, 2017
	Preferred Stock Warrants	Weighted Average Exercise Price	Common Stock Warrants	Weighted Average Exercise Price

Outstanding - beginning of year	175,503	$0.48	-	$-
Granted	371,637	0.46	175,503	0.48
Exercised	-		-
Forfeited	-		-
Outstanding - end of year	547,140	$0.47	175,503	$0.48

Exercisable at end of year	547,140		175,503

Stock Plan

The Company has adopted the 2013 Stock Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the Plan was 18,693,055 shares as of both December 31, 2018 and 2017. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the Plan’s inception. Shares available for grant under the Plan amounted to 623,639 and 5,311,639 as of December 31, 2018 and 2017, respectively.

Vesting generally occurs over a period of immediately to four years. A summary of information related to stock options for the years ended December 31, 2018 and 2017 is as follows:

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

	December 31, 2018		December 31, 2017
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price

Outstanding - beginning of year	13,381,416	$0.13	9,917,652	$0.12
Granted	4,920,000	0.21	3,488,764	$0.16
Exercised	-		-
Forfeited	(550,000)	0.11	(25,000)	$0.16
Outstanding - end of year	17,751,416	$0.15	13,381,416	$0.13

Exercisable at end of year	13,278,843	$0.14	11,583,214	$0.13

Weighted average grant date fair value of options granted during year	$0.115		$0.057

Weighted average duration (years) to expiration of outstanding options at year-end	7.53		7.70

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of stock options was estimated using the “simplified method,” as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised. The assumptions utilized for option grants during the years ended December 31, 2018 and 2017 are as follows:

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

	2018	2017

Risk Free Interest Rate	2.83%	2.08%
Expected Dividend Yield	0.00%	0.00%
Expected Volatility	55.00%	32.00%
Expected Life (years)	5.50 - 6.25	5.75 - 6.25
Fair Value per Stock Option	$0.11-$0.12	$0.057

The total grant-date fair value of the options granted during the year ended December 31, 2018 and 2017 was $565,120 and $197,560, respectively. Stock-based compensation expense of $217,009 and $177,975 was recognized under FASB ASC 718 for the years ended December 31, 2018 and 2017, respectively, and was recorded to compensation and benefits in the statements of operations. These costs are included in general and administrative in the accompanying statements of operations. Total unrecognized compensation cost related to non-vested stock option awards amounted to $441,596 and $104,657 for the years December 31, 2018 and 2017, respectively, and will be recognized over a weighted average period of 35 months as of December 31, 2018.

NOTE 9: LEASE OBLIGATIONS

Effective December 2013, the Company entered into a lease agreement for warehouse space. The lease term commenced December 1, 2013 and expired after 39 months, on February 28, 2017. Monthly lease obligations under the agreement were base rent starting at $8,617 per month plus operating costs estimated at $2,439, but subject to actual expenses. The base rent contractually escalated to $8,876 per month beginning December 1, 2014 and to $9,142 per month beginning December 1, 2015. A $17,234 deposit was paid at the commencement of the lease.

The Company ceased using the warehouse space in August 2014, and entered into a lease agreement with a sub-lessor at a rate of $11,056 per month. The 30-month lease term commenced September 2014 and expired in February 2017. The income from the sublease is recorded to Non-operating Income on the Statements of Operations.

The Company has entered into a lease agreement for office space effective March 1, 2014. The lease calls for monthly rent payments of $5,000 commencing March 1, 2014 on a month-to-month basis. The company ceased using this facility in 2017.

The Company entered into four short-term lease agreements for building space during 2017, one of which terminated on December 31, 2017. The total base rent from the three remaining lease agreements is $17,300 per month.

The Company entered into three short-term lease agreements for building space during 2018, two of which, with total base rent of $40,000 per month, terminated on the same year. The total base rent from the one remaining lease agreement is 10% of gross sales.

In January 2018, the Company entered into a lease agreement requiring base rent payments of $14,500 per month for a 36-month term. The lease required a $43,500 deposit. Future payment obligations under this lease agreement are $174,000, and $174,000 for the years ended December 31, 2019, and 2020, respectively.

DENIM.LA, INC.
NOTES TO FINANCIAL STATEMENTS
As of December 31, 2018 and 2017 and for the years then ended

Total rent expense for the years ended December 31, 2018 and 2017 was $310,493 and $152,674, offset by non-operating rental income of $0 and $19,328, all respectively.

NOTE 10: CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 11: SUBSEQUENT EVENTS

On February 28, 2019, Black Oak Capital amended its loan agreement to lend up to an additional $1,000,000 on a best effort basis. As of April 30, 2019, Black Oak Capital had funded $333,000 of the additional amount. We do not expect to receive the remaining balance. As part of the amended loan, Black Oak Capital shall have the right, but not the obligation to require the company to repay the loan on a pro rata basis in increments of $250,000 per each additional $1,000,000 in equity raised following the occurrence of an initial public offering by the company, which raises more than $11,000,000 in equity.

Also, as part of the amended loan, the company has authorized the issuance to Black Oak Capital of warrants to purchase at an exercise price of $0.16, the company’s common stock representing 1.358% of the capital stock of the company on a fully diluted basis for each $250,000 loaned to the company, up to $1 million.

Subsequent to year end, a total of 2,175,334 shares of Series A-3 Preferred Stock were sold in connection with the Company’s active Regulation A+ offering for gross proceeds of $1,152,927. Net of fees totaling $97,996 the Company received $1,054,931.

Management’s Evaluation

Management has evaluated subsequent events through May 2, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

INTERIM FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIOD ENDING JUNE 30, 2019 AND JUNE 30, 2018

Denim.LA, Inc.

A Delaware Corporation

Financial Statements as of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

DENIM.LA, INC.

DENIM.LA, INC.

BALANCE SHEETS (UNAUDITED)

As of June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$55,404	$584,481
Other receivables	80,625	-
Inventory	1,106,763	1,208,642
Deferred offering costs	-	101,762
Prepaid expenses	90,541	178,414
Total Current Assets	1,333,333	2,073,299

Non-Current Assets:
Property, equipment, and software, net	95,356	113,630
Deposits	51,678	58,000
Total Non-Current Assets	147,034	171,630

TOTAL ASSETS	$1,480,367	$2,244,929

No assurance provided.

See accompanying notes, which are an integral part of these financial statements.

DENIM.LA, INC.

BALANCE SHEETS (CONTINUED) (UNAUDITED)

For the six-month periods ended June 30, 2019 and 2018

	June 30, 2019	December 31, 2018
LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities:
Current Liabilities:
Accounts payable	$1,972,368	$987,554
Accrued expenses and other liabilities	621,718	518,933
Deferred revenue	32,055	274,959
Due to related parties	97,047	415,380
Venture debt, net of discount of $132,157 and $225,720, respectively	3,867,843	3,774,280
Total Current Liabilities	6,591,031	5,971,106
Total Liabilities	6,591,031	5,971,106

Commitments and contingencies (Note 10)

Stockholders' Deficit:
Series Seed convertible preferred stock, $0.0001 par, 20,714,518 shares authorized, 20,714,518 and 20,714,518 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Convertible into one share of common stock.Liquidation preference of $5,592,920 and $5,592,920 as of June 30, 2019 and December 31, 2018, respectively.	2,071	2,071
Series A convertible preferred stock, $0.0001 par, 14,481,413 shares authorized, 5,650,903 and 5,650,903 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Convertible into one share of common stock.Liquidation preference of $2,712,433 and $2,712,433 as of June 30, 2019 and December 31, 2018, respectively.	565	565
Series A-2 convertible preferred stock, $0.0001 par, 20,000,000 shares authorized, 5,932,742 and 5,932,742 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Convertible into one share of common stock.Liquidation preference of $2,966,371 and $2,966,371 as of June 30, 2019 and December 31, 2018, respectively.	593	593
Series A-3 convertible preferred stock, $0.0001 par, 18,867,925 shares authorized, 7,539,262 and 3,447,608 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Convertible into one share of common stock.Liquidation preference of $3,995,809 and $1,827,232 as of June 30, 2019 and December 31, 2018, respectively.	754	345
Series CF convertible preferred stock, $0.0001 par, 2,000,000 shares authorized, 124,204 and 124,204 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. Convertible into one share of common stock.Liquidation preference of $64,586 and $64,586 as of June 30, 2019 and December 31, 2018, respectively.	12	12
Undesignated preferred stock, $0.0001 par, 936,144 and 936,144 shares authorized, 0 and 0 issued and oustanding as of June 30, 2019 and December 31, 2018, respectively.	-	-
Common Stock, $0.0001 par, 110,000,000 and 110,000,000 shares authorized, 10,377,615 and 10,377,615 shares issued and outstanding, 10,377,615 and 10,377,615 vested as of June 30, 2019 and December 31, 2018, all respectively.	1,038	1,038
Additional paid-in capital	15,140,562	13,241,211
Capital contribution receivable	-	-
Subscription receivable	(8,283)	(8,283)
Accumulated deficit	(20,247,976)	(16,963,729)
Total Stockholders' Deficit	(5,110,664)	(3,726,177)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,480,367	$2,244,929

No assurance provided.

See accompanying notes, which are an integral part of these financial statements.

DENIM.LA, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

For the six-month periods ended June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
Net revenues	$1,762,985	$1,830,214
Costs of net revenues	838,911	652,760
Gross Profit	924,074	1,177,454

Operating Expenses:
Sales and marketing	701,782	1,030,854
Distribution	489,536	453,099
General and administrative	2,630,301	1,504,976
Total Operating Expenses	3,821,619	2,988,929

Loss from operations	(2,897,545)	(1,811,475)

Other Income (Expense):
Interest expense	(386,702)	(320,926)
Total Other Income (Expense)	(386,702)	(320,926)

Provision for Income Taxes	-	-

Net Loss	$(3,284,247)	$(2,132,401)

Weighted-average vested common shares outstanding
-Basic and Diluted	10,377,615	10,377,615
Net loss per common share
-Basic and Diluted	$(0.32)	$(0.21)

No assurance provided.

See accompanying notes, which are an integral part of these financial statements. In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

DENIM.LA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (UNAUDITED)

For the six-month periods ended June 30, 2019, December 31, 2018, and June 30, 2018

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-3 Convertible Preferred Stock		Series CF Convertible Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-In Capital	Capital Contribution Receivable	Subscription Receivable	Accumulated Deficit	Total Stockholders' Deficit
Balance at December 31, 2017	20,714,518	$2,071	5,650,903	$565	2,584,766	$258	-	$-	-	$-	10,377,615	$1,038	$9,696,864	$(2,154)	$-	$(12,238,196)	$(2,539,554)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	108,556	-	-	-	108,556
Issuance of Series A-2 preferred stock	-	-	-	-	3,347,976	335	-	-	-	-	-	-	1,673,653	-	-	-	1,673,988
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	(216,446)	-	-	-	(216,446)
Fair value of warrant issuances	-	-	-	-	-	-	-	-	-	-	-	-	210,533	-	-	-	210,533
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,132,401)	(2,132,401)
Balance at June 30, 2018	20,714,518	$2,071	5,650,903	$565	5,932,742	$593	-	$-	-	$-	10,377,615	$1,038	$11,473,160	$(2,154)	$-	$(14,370,597)	$(2,895,324)
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	108,453	-	-	-	108,453
Issuance of Series CF preferred stock	-	-	-	-	-	-	-	-	124,204	12	-	-	64,574	-	-	-	64,586
Issuance of Series A-3 preferred stock	-	-	-	-	-	-	3,447,608	345	-	-	-	-	1,826,887	-	-	-	1,827,232
Subscription receivable from Series CF	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,283)	-	(8,283)
Write off of contribution receivable	-	-	-	-	-	-	-	-	-	-	-	-	-	2,154	-	-	2,154
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	(169,273)	-	-	-	(169,273)
Fair value of warrant issuances - venture debt	-	-	-	-	-	-	-	-	-	-	-	-	(62,590)	-	-	-	(62,590)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,593,132)	(2,593,132)
Balance at December 31, 2018	20,714,518	$2,071	5,650,903	$565	5,932,742	$593	3,447,608	$345	124,204	$12	10,377,615	$1,038	$13,241,211	$-	$(8,283)	$(16,963,729)	$(3,726,177)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	70,286	-	-	-	70,286
Issuance of Series A-3 preferred stock	-	-	-	-	-	-	4,091,654	409	-	-	-	-	2,168,577	-	-	-	2,168,986
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	(339,512)	-	-	-	(339,512)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,284,247)	(3,284,247)
Balance at June 30, 2019	20,714,518	$2,071	5,650,903	$565	5,932,742	$593	7,539,262	$754	124,204	$12	10,377,615	$1,038	$15,140,562	$-	$(8,283)	$(20,247,976)	$(5,110,664)

Undesignated preferred stock had no activity or balances for the periods presented

No assurance provided.

See accompanying notes, which are an integral part of these financial statements.

DENIM.LA, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the six-month periods ended June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
Cash Flows From Operating Activities
Net Loss	$(3,284,247)	$(2,132,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,562	9,694
Stock-based compensation	70,286	108,556
Amortization of loan discount	44,121	26,826
Amortization of loan fees	49,442	42,920
Changes in operating assets and liabilities:
(Increase)/Decrease in other receivable	(80,625)	-
(Increase)/Decrease in inventory	101,879	(23,586)
(Increase)/Decrease in prepaid expenses	87,873	(193,231)
Increase/(Decrease) in accounts payable	984,814	(106,497)
Increase/(Decrease) in accrued expenses and other liabilities	102,785	(70,532)
Increase/(Decrease) in deferred revenue	(242,904)	(31,085)
Net Cash Used In Operating Activities	(2,141,014)	(2,369,336)

Cash Flows From Investing Activities
Purchase of property, equipment, and software	(7,288)	(38,730)
Deposits	6,322	(77,254)
Proceeds from repayment of related party receivable	-	(47,753)
Net Cash Used In Investing Activities	(966)	(163,737)

Cash Flows From Financing Activities
Repayment to related parties	(318,333)	-
Proceeds from issuance of preferred stock	2,168,986	1,673,988
Offering costs	(237,750)	(158,317)
Proceeds from issuance of venture debt, net of fees	-	1,092,500
Net Cash Provided By Financing Activities	1,612,903	2,608,171

Net Change In Cash	(529,077)	75,098

Cash at Beginning of Year	584,481	346,900
Cash at End of Year	$55,404	$421,998

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$293,139	$320,926
Cash paid for income taxes	$400	$400

Supplemental Disclosure of Non-Cash Financing Activities
Warrants issued with venture debt	$-	$147,943

No assurance provided.

See accompanying notes, which are an integral part of these financial statements.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

NOTE 1: NATURE OF OPERATIONS

Denim.LA, Inc. (the “Company”), is a corporation organized September 17, 2012 under the laws of Delaware as a limited liability company under the name Denim.LA LLC. The Company converted to a Delaware corporation on January 30, 2013 and changed its name to Denim.LA, Inc. The Company does business under the name DSTLD. The Company sells premium denim and other products direct to consumers.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated profits since inception, has sustained net losses of $3,284,247 and $2,132,401 for the six-month periods ended June 30, 2019 and 2018, respectively, and has an accumulated deficit of $20,247,976 as of June 30, 2019. The Company lacks liquidity to satisfy obligations as they come due with current liabilities exceeding current assets by $5,257,698 as of June 30, 2019 and has limited liquid assets with $55,404 of cash available as of June 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional capital financing. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified, as a result of change in accounting policy on the classification of shipping and handling, merchant fees, and packaging materials and supplies, from cost of net revenues to sales and marketing, see Note 3 - accounting policy in Cost of Sales and Shipping and Handling. The Company adopts this change in accounting policy to be consistent with comparable companies in its industry. The change in accounting policy has been applied retrospectively. Further, some of prior year amounts were reclassified to conform on the current period presentation.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

The effects of the change in accounting policy and reclassification on the financial statements are as follows:

	June 30, 2018
	As previously presented	Change in accounting policy	Reclassification	As restated
		Increase (Decrease)	Increase (Decrease)
Statements of operation
Net revenues	1,853,353		(23,139)	1,830,214
Cost of net revenues	966,634	(313,874)	-	652,760
Sales and marketing	1,142,660		(111,805)	1,030,854
Compensation and benefits	759,709	-	(759,709)	-
Distribution	-	313,874	139,225	453,099
General and administrative	615,610	-	889,366	1,504,976
Professional fees	180,216	-	(180,216)	-

These reclassifications had no effect on the reported net loss, balance sheets and statements of cash flows.

For the six-month periods ended June 30, 2019 and 2018, shipping and handling, merchant fees, and packaging materials and supplies amounted to $243,126 and $220,071, $79,913 and $81,216, $3,410 and $12,586, all respectively.

Various balance sheet accounts have been reclassified from prior year presentation to condense the statements.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. The Company’s cash balance of certain accounts exceeded the FDIC insured limits by $0 and $147,709 as of June 30, 2019 and December 31, 2018, respectively.

Capital Contribution Receivable

The Company records stock issuances at the effective date. If the contribution is not funded upon issuance, the Company records a capital contribution receivable as an asset on a balance sheet. When contributed capital receivables were not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the contributed capital is reclassified as a contra account to stockholders’ equity/(deficit) on the balance sheet.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Inventory

Inventory is stated at the lower of cost or market and accounted for using the weighted average cost method. The inventory balances as of June 30, 2019 and December 31, 2018 consist of products purchased for resale and any materials the Company purchased to modify the products. The Company has outsourced the warehousing and fulfillment of its inventory to a third party.

Property, Equipment, and Software

Property, equipment, and software are recorded at cost. Depreciation/amortization is recorded for property, equipment, and software using the straight-line method over the estimated useful lives of assets. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. The balances at June 30, 2019 and December 31, 2018 consist of software with three (3) year lives and property and equipment with 3-10 year lives.

Depreciation and amortization charges on property, equipment, and software are included in general and administrative expenses and amounted to $9,694 and $9,694 for the six-month periods ended June 30, 2019 and 2018, respectively.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Capital assets as of June 30, 2019 and December 31, 2018 are as follows:

	6/30/2019	12/31/2018
Computer equipment	$55,421	$52,936
Furniture and fixtures	71,131	66,328
Leasehold improvements	40,351	40,351
	166,903	159,615
Accumulated depreciation	(75,797)	(50,235)

Property and equipment, net	$91,106	$109,380

Software	$56,450	$56,450
Accumulated amortization	(52,200)	(52,200)

Software, net	$4,250	$4,250

Impairment of Long-lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets that may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accrued Expenses and Other Liabilities

The Company accrued expenses and other liabilities line in the balance sheets is comprised of the following as of June 30, 2019 and December 31, 2018:

	6/30/2019	12/31/2018
Accrued expenses	$292,439	$185,526
Reserve for returns	70,735	184,864
Other liabilities	193,663	113,195
Sales tax liabilities	64,881	35,348
	$621,718	$518,933

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, liability accounting is not required by the Company. The Company has presented preferred stock within stockholders' equity.

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is not amortized.

Revenue Recognition

The Company earns revenues from merchandise sales online and through pop-up stores. The Company has elected to treat shipping and handling as fulfillment activities and not a separate performance obligation. Accordingly, we recognize revenue for our single performance obligation related to online sales and catalog sales at the time control of the merchandise passes to the customer, which is generally at the time of shipment.  The Company typically collects revenue upon sale and recognizes the revenue when the item has shipped. Orders that have been placed and paid as of year-end but have not been shipped are recorded to deferred revenue. Sales tax is collected on sales in California and these taxes are recorded as a liability until remittance. The Company estimates returns based on its historic results and return policy in place at the sale date and records an allowance against revenues for this estimate. Liabilities are recorded for promotional credits and store credit issued to customers. The reserve for returns totaled approximately $71,000 and $185,000 as of June 30, 2019 and December 31, 2018, respectively, and is included in reserves for returns in the accompanying balance sheets.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Cost of Sales

Cost of sales consists primarily of inventory, shipping costs and merchant fees. The Company adopts a change in accounting policy to exclude merchant fees, outbound shipping and handling and packaging materials and supplies from cost of sales, see Note 3 - Reclassifications.

Shipping and Handling

The Company recognizes shipping and handling billed to customers as a component of net revenues, and the cost of shipping and handling as a component of sales and marketing. The Company adopts a change in accounting policy to exclude the shipping and handling from cost of net revenues, see Note 3 – Reclassifications. Total shipping and handling billed to customers as a component of net revenues was approximately $24,000 and $27,000 for the six-month periods ended June 30, 2019 and 2018, respectively. Total shipping and handling costs included in distribution was approximately $243,000 and $220,000 for the six-month periods ended June 30, 2019 and 2018, respectively.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the six-month periods ended June 30, 2019 and June 30, 2018 amounted to $473,897 and $727,663, respectively, which is included in selling and marketing expense.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation.  Under the fair value recognition provisions of ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505, Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock or stock award on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to stock-based compensation expense and credited to additional paid-in capital.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share.  Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net earnings or loss per share if their inclusion would be anti-dilutive. As all potentially dilutive securities are anti-dilutive as of June 30, 2019 and 2017, diluted net loss per share is the same as basic net loss per share for each year. Potentially dilutive items outstanding as of June 30, 2019 and December 31, 2018 are as follows:

	6/30/2019	12/31/18
Series Seed Preferred Stock (convertible to common stock)	20,714,518	20,714,518
Series A Preferred Stock (convertible to common stock)	5,650,903	5,650,903
Series A-2 Preferred Stock (convertible to common stock)	5,932,742	5,932,742
Series CF Preferred Stock (convertible to common stock)	124,204	124,204
Series A-3 Preferred Stock (convertible to common stock)	7,539,262	3,447,608
Common stock warrants	4,197,745	4,197,745
Preferred stock warrants	547,140	547,140
Exercisable stock options	11,224,075	13,278,843
Total potentially dilutive shares	55,930,589	53,893,703

Concentrations

The Company has a vendor that made up 14% of accounts payable as of June 30, 2019. This concentration relates to a law firm that provided services to the Company during 2019.

The Company utilized two vendors that made up 29% and 26% of all inventory purchases, respectively during the year ended December 31, 2018 and two vendors that made up 34% and 8%  of all inventory purchases, respectively during the six-month period ended June 30, 2019. The loss of one of these vendors, may have a negative short-term impact on the Company’s operations; however, we believe there are acceptable substitute vendors that can be utilized longer-term.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-07 eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. The accounting remains different for attribution, which represents how the equity-based payment cost is recognized over the vesting period, and a contractual term election for valuing nonemployee equity share options. ASU 2018-07 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 with early adoption permitted. The Company is in process of assessing the impact of the adoption of ASU 2018-07 on the financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company adopted this standard effective in these financial statements, which did not have an effect on its revenues or earnings.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4:  LONG-TERM DEBT

Venture Debt

In March 2017, the Company entered into a senior credit agreement with an outside lender for up to $4,000,000, dependent upon the achievement of certain milestones. The initial close amount was a minimum of $1,345,000. The loan bears interest at 12.5% per annum, compounded monthly, plus fees. A 5% closing fee is due upon each closing, legal and accounting fees of up to $40,000, and management fees of $4,167-$5,000 per month. The loan requires monthly payments of interest commencing March 31, 2017, and a balloon payment for the full principal amount at maturity in March 2020. In 2018, the maturity date was extended one year, to March 2021. Prepayments are allowed, subject to various provisions, including a minimum payment amount of $250,000. Repayment is accelerated upon a change in control, as defined in the agreement. The loan is senior to all other debts and obligations of the Company, is collateralized by all assets of the Company, and shares of the Company’s common stock pledged by officers of the Company. As of June 30, 2019 and December 31, 2018, the loan balance is $4,000,000 and $4,000,000, resulting from cash disbursed to the Company of $3,069,598 and $3,096,598, loan fees of $235,000 and $235,000, charged to the loan balance, and cash disbursed to repay other debts of the Company of $695,402 (inclusive of $118,402 repaid to a related party note payable (board member)), all respectively. An additional $20,843 in loan fees were also paid, which were included as part of the discount to the loan as further discussed below. The Company failed to comply with certain debt covenants during the six-month period ended June 30, 2019 and December 31, 2018.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Total loan fees of $255,843 and $255,843 as of June 30, 2019 and December 31, 2018, respectively, were incurred in conjunction with this loan, and such were recorded as a discount to the loan and are amortized under the effective interest method to interest expense over the life of the loan. For the year ended December 31, 2018, $92,361 of these loan fees were amortized to interest expense, leaving an unamortized balance of $115,040 as of December 31, 2018. For the six-month period ended June 30, 2019, $49,442 of these loan fees were amortized to interest expense, leaving an unamortized balance of $65,598 as of June 30, 2019.

The lender was also granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement. As of December 31, 2017, warrants for 1,139,398 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years. As discussed in Note 8, these warrants were valued at $56,970 and recorded as a discount to the note payable balance and are being amortized under the effective interest method over the life of the loan. For the year six-month period ended June 30, 2019 and for the year ended December 31, 2018, $9,365 and $18,938 was amortized to interest expense, respectively, leaving an unamortized balance of $13,267 and $22,632 as of June 30, 2019 and December 31, 2018, respectively. In 2018, warrants for 1,248,347 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years. As discussed in Note 8, these warranted were valued at $147,943 and recorded as a discount to the note payable balance and are being amortized under the effective interest method over the life of the loan. For the year six-month period ended June 30, 2019 and for the year ended December 31, 2018, $34,756 and $59,895 was amortized to interest expense, respectively, leaving an unamortized balance of $53,292 and $88,048 as of June 30, 2019 and December 31, 2018, respectively.

As of June 30, 2019, total unamortized interest expense amounted to $132,157, which is expected to be amortized in 2019 and 2020 by $94,542 and $37,615, respectively.

Interest expense and effective interest rate on this loan for the six-month periods ended June 30, 2019 and 2018 was $386,108 and $315,997, and 19.31% and 15.80%, respectively.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

NOTE 5: STOCKHOLDERS’ DEFICIT

Convertible Preferred Stock

In July 2017, the Certificate of Incorporation was amended to increase the authorized preferred stock to 56,000,000 shares of $0.0001 par preferred stock. The Company designated 20,714,518 shares of preferred stock as Series Seed Preferred Stock, 14,481,413 shares of preferred stock as Series A Preferred Stock, and 20,000,000 shares of Series A-2 Preferred Stock, with 804,069 shares of preferred stock undesignated.

In August 2018, the Company amended and restated its articles of incorporation, increasing the authorized common stock to 110,000,000 shares and increasing the authorized preferred stock to 77,000,000 shares. The Company designated its preferred stock as 20,714,518 shares of Series Seed Preferred Stock, 14,481,413 shares of Series A Preferred Stock, 20,000,000 shares of Series A-2 Preferred Stock, 2,000,000 shares of Series CF Preferred Stock, 18,867,925 shares of Series A-3 Preferred Stock, and with 936,144 shares of preferred stock undesignated.

As of June 30, 2019 and December 31, 2018, 20,714,518 and 20,714,518 shares of Series Seed Preferred Stock were issued and outstanding, 5,650,903 and 5,650,903 shares of Series A Preferred Stock were issued and outstanding, 5,932,742 and 5,932,742 shares of Series A-2 Preferred Stock were issued and outstanding, 124,204 and 124,204 shares of Series CF Preferred Stock were issued and outstanding, and 7,539,262 and 3,447,608 shares of Series A-3 Preferred Stock were issued and outstanding, all respectively.

In the July 2018 amended and restated articles of incorporation, the Company also amended the rights and privileges applicable to the various share classes to include the newly designated Series CF Preferred Stock and Series A-3 Preferred Stock. Series Seed Preferred Stockholders are entitled to vote on an as converted basis, while Series A Preferred Stock holders, Series A-2 Preferred Stock holders, Series CF Preferred Stock holders, and Series A-3 Preferred Stock holders do not have voting privileges. The preferred stockholders have certain dividend preferences over common stockholders. The preferred stock is subject to an optional conversion right, where the preferred stock is convertible into fully paid and non-assessable shares of common stock at a 1:1 rate, with certain dilution protections. All classes of preferred stock are subject to automatic conversion into the Company’s common stock if and upon an initial public offering of $25,000,000 or greater. The preferred stockholders are entitled to a liquidation preference over common stockholders of the greater of: 1) the preferred stock purchase price ($0.27 per share for Series Seed Preferred Stock, $0.48 per share for Series A Preferred Stock, $0.50 per share for Series A-2 Preferred Stock, $0.52 per share for Series CF Preferred Stock, and $0.53 per share for Series A-3 Preferred Stock) multiplied by a multiple of 1.00 for Series A Preferred Stock, Series A-2 Preferred Stock, Series CF Preferred Stock, and Series A-3 Preferred Stock, and 1.00 or 1.25 depending upon certain conditions defined the articles of incorporation for the Series Seed Preferred Stock; 2) on an as converted to common stock at the liquidation date.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

Based on circumstances in place as of June 30, 2019 and December 31, 2018, the liquidation preference on the Series Seed Preferred Stock was subject to the 1.00 and 1.00 multiple and the liquidation preference on the Series A Preferred Stock was subject to a multiple of 1.00 and 1.00, all respectively. The total liquidation preferences as of June 30, 2019 and December 31, 2018 amounted to $15,332,119 and $13,163,543, respectively.

In 2016, the Company closed on several stock issuance rounds of its Series A Preferred Stock financing conducted under Regulation A, resulting in the issuance of 2,072,822 shares of Series A Preferred Stock at a price per share of $0.48, providing gross proceeds of $994,435 for the year ended December 31, 2016. During the year ended December 31, 2017, the Company issued an additional 1,596,676 shares of Series A Preferred Stock at a price per share of $0.48, providing cash proceeds of $716,323 and conversions of debts of $49,623, for gross proceeds of $765,946.

In 2017, the Company closed on several stock issuance rounds of its Series A-2 Preferred Stock financing conducted under Regulation A, resulting in the issuance of 2,584,766 shares of Series A-2 Preferred Stock at a price per share of $0.50, providing gross proceeds of $1,292,383 for the year ended December 31, 2017. In 2018, the Company issued an additional 3,347,976 shares of Series A-2 Preferred Stock at a price per share of $0.50, providing gross proceeds of $1,673,988.

In 2018, the Company issued 124,204 shares of Series CF Preferred Stock at price of $0.52, providing gross proceeds of $64,586 and 3,447,608 shares of Series A-3 Preferred Stock at price per share of $0.53, providing gross proceeds of $1,827,232.

During the six-month period ended June 30, 2019, the Company issued 4,091,654 shares of Series A-3 Preferred Stock at $0.53 per share, providing gross proceeds of $2,168,986.

Common Stock

The Company authorized 110,000,000 shares of common stock at $0.0001 par value as of June 30, 2019 and December 31, 2018. As of June 30, 2019 and December 31, 2018, 10,377,615 and 10,377,615 shares of common stock were issued and outstanding, respectively.

Common stockholders have voting rights of one vote per share. The voting, dividend, and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of preferred stockholders.

NOTE 6: RELATED PARTY TRANSACTIONS

Employee Backpay and Loans Receivable

Two officers of the Company deferred their salary during portions of 2014-2016. The Company commenced repaying these obligations during 2017; however, no additional payments were made during 2018. The balance of employee backpay as of June 30, 2019 and December 31, 2018 was $430,568 and $430,568, respectively.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

The Company has loaned funds to these same two officers of the Company throughout the life of the business, which net of repayments amounted to $333,521 and $234,500 as of June 30, 2019 and December 31, 2018, respectively. These loans are payable on demand and do not bear interest. One of the officers repaid $171,900 during year ended December 31, 2018. The same officer continued to fund the Company after repayment and advanced a total of $219,312 during the year ended December 31, 2018, which is included in advances from related party in the accompanying balance sheet as of December 31, 2018. During the six-month period ended June 30, 2019, this party was repaid a net total of $317,731, which exceeded his loans resulting in a $98,419 balance due back to the Company as of June 30, 2019.

Due to the right of offset of these loans and backpay for the officers in question, the net payable of $97,047 and $196,068 as of June 30, 2019 and December 31, 2018, respectively are presented within the related party payables. These balances are presented net pursuant to an agreement with these officers to net the loans receivable against backpay owed in order to settle both the loans receivable and backpay if the loans are not repaid. The Company has accrued estimated employer taxes on backpay.

Payment Processor:

The Company’s backend payment processor’s majority shareholder is a director of the Company. Total expenses for the six-month periods ended June 30, 2019 and 2018 were $51,938 and $59,274, respectively and included in costs of net revenues in the accompanying statements of operations.

NOTE 7:  INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets using accelerated depreciation methods for income tax purposes, share-based compensation expense, and for net operating loss carryforwards. As of June 30, 2019 and December 31, 2018, the Company had net deferred tax assets before valuation allowance of $5,130,457 and $4,357,170, respectively. The following table presents the deferred tax assets and liabilities by source:

	6/30/2019	12/31/2018
Deferred Tax Assets:
Net operating loss carryforwards	$5,087,106	$4,357,985
Stock-based compensation	85,395	67,381
Deferred Tax Liabilities:
Depreciation timing differences	(5,103)	(5,103)
Unamortized debt issuance costs	(36,941)	(63,093)
Valuation allowance	(5,130,457)	(4,357,170)
Net Deferred Tax Asset	$-	$-

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the period ended June 30, 2019 and for the year ended December 31, 2018, cumulative losses through June 30, 2019, and no history of generating taxable income. Therefore, valuation allowances of $5,130,457 and $4,357,170 were recorded as of June 30, 2019 and December 31, 2018, respectively. Accordingly, an $800 provision for income taxes has been recognized annually. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% for 2019 and 2018 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. As of June 30, 2019 and December 31, 2018, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of $18,199,434 and $15,590,959, which may be carried forward and will expire between 2033 and 2039 in varying amounts.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring deferred tax assets and liabilities, as well as reassessing the net realizability of our deferred tax assets and liabilities. The tax rate change reduced the Company’s net deferred tax assets by $1,849,596 at December 31, 2018. However, this change had no impact to the Company’s net loss as the Company has not incurred a tax liability or expense for the year ended December 31, 2018 and has a full valuation allowance against its net deferred tax assets.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax.  The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2015-2018 tax years remain open to examination.

NOTE 8: SHARE-BASED PAYMENTS

Common Stock Warrants

In 2017, the Company issued a warrant in conjunction with a service agreement. The warrant is exercisable into 3,600,000 shares of common stock at an exercise price of $0.16 per share. The warrant expires in June 2021. The warrant vested 1/3 at issuance, then vests at a rate of 1/36 per month at each monthly anniversary commencing June 7, 2017, subject to continuous service with the Company. As of December 31, 2017, 1,800,000 of these warrants had vested, and the agreement was terminated effective December 31, 2017. The Company determined the fair value of these warrants at the initial grant date to be $0.048 per share under the Black-Scholes method, using the same assumptions used for valuing employee options as noted below in the Stock Plan section, which was revalued as the warrants vested. The fair value was to be recognized ratably over the underlying vesting period of this warrant. During the year ended December 31, 2017, $113,520 of expense was recognized to general and administrative expense related to this warrant. As the agreement terminated effective December 31, 2017, no further compensation expense has been recorded on this agreement. The range of Black-Scholes inputs utilized in calculating the fair value of this warrant were as follows:

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

2017
Risk Free Interest Rate	1.94%-2.06%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	3.5-4.5

In March 2017, the lender of venture debt to the Company was granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement, see Note 4. As of December 31, 2017, warrants for 1,139,398 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years.

The Company determined the fair value of these warrants to be $0.05 per share under the Black-Scholes method, with the following inputs, providing a total value of $56,970 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

2017
Risk Free Interest Rate	1.92%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	5.00

In January and April 2018, the lender of venture debt to the Company was granted warrants to purchase common stock representing 1% of the fully diluted capitalization of the Company for each $1,000,000 of principal loaned under the agreement, see Note 4. In January and April 2018, warrants for 610,578 and 637,769 shares of common stock were issued to the lender with an exercise price of $0.16 per share, expiring after ten years based on the terms noted above.

For the January 2018 warrants, the Company determined the fair value of these warrants to be $0.118 per share under the Black-Scholes method, with the following inputs, providing a total value of $72,048 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

2018
Risk Free Interest Rate	2.02%
Expected Dividend Yield	0.00%
Expected Volatility	55.00%
Expected Life (years)	5.00

The Company determined the fair value of these April 2018 warrants to be $0.119 per share under the Black-Scholes method, with the following inputs, providing a total value of $75,895 which was recorded as a discount to the loan and is being recognized ratably over term of the loan. See Note 4 for additional information.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

2018
Risk Free Interest Rate	2.43%
Expected Dividend Yield	0.00%
Expected Volatility	55.00%
Expected Life (years)	5.00

For valuing the warrants noted above, the Company uses the same assumptions used for valuing employee options as noted below in the Stock Plan section, with the exception of the useful life which is either the contractual life or for the Venture Debt the estimated life which is based on the occurrence of an acquisition or IPO.

A summary of information related to common stock warrants for the six-month period ended June 30, 2019 and year ended December 31, 2018 is as follows:

	June 30, 2019		December 31, 2018
	Common Stock Warrants	Weighted Average Exercise Price	Common Stock Warrants	Weighted Average Exercise Price
Outstanding - beginning of year	4,197,745	$0.16	2,949,398	$0.16
Granted	-		1,248,347	0.16
Exercised	-		-
Forfeited	-		-
Outstanding - end of year	4,197,745	$0.16	4,197,745	$0.16

Exercisable at end of year	4,197,745	$0.16	4,197,745	$0.16

Preferred Stock Warrants

In 2017, in conjunction with the closing of its offering under Regulation A discussed in Note 4, the Company issued its broker-dealer in this offering 175,503 fully vested warrants to purchase its Series A Preferred Stock at an exercise price of $0.48 per share, expiring in five years. The fair value of these warrants was calculated under the Black-Scholes method, using below variables, resulting in an aggregate fair value of $18,077 being recorded to additional paid-in capital and as offering costs within additional paid-in capital.

2017
Risk Free Interest Rate	2.09%
Expected Dividend Yield	0.00%
Expected Volatility	32.00%
Expected Life (years)	3.50

In 2018, in conjunction with the closing of its Series A-2 Preferred Stock offering under Regulation A discussed in Note 4, the Company issued its broker-dealer in this offering 296,637 fully vested warrants to purchase its Series A-2 Preferred Stock at an exercise price of $0.50 per share, expiring in five years. The fair value of these warrants was calculated under the Black-Scholes method, using below variables, resulting in an aggregate fair value of $62,590 being recorded to additional paid-in capital and as offering costs within additional paid-in capital for the year ended December 31, 2018.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

2018
Risk Free Interest Rate	2.63%
Expected Dividend Yield	0.00%
Expected Volatility	55.00%
Expected Life (years)	3.50

A summary of information related to preferred stock warrants for the six-month period ended June 30, 2019 and year ended December 31, 2018 is as follows:

	June 30, 2019		December 31, 2018
	Preferred Stock Warrants	Weighted Average Exercise Price	Preferred Stock Warrants	Weighted Average Exercise Price
Outstanding - beginning of year	547,140	$0.47	175,503	$0.48
Granted	-	-	371,637	0.46
Exercised	-		-
Forfeited	-		-
Outstanding - end of year	547,140	$0.47	547,140	$0.47

Exercisable at end of year	547,140		547,140

Stock Plan

The Company has adopted the 2013 Stock Plan, as amended and restated (the “Plan”), which provides for the grant of shares of stock options, stock appreciation rights, and stock awards (performance shares) to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the Plan was 18,693,055 shares as of both December 31, 2018 and 2017. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. The amounts granted each calendar year to an employee or non-employee is limited depending on the type of award. Stock options comprise all of the awards granted since the Plan’s inception. Shares available for grant under the Plan amounted to 3,575,916 and 623,639 as of June 30, 2019 and December 31, 2018, respectively.

Vesting generally occurs over a period of immediately to four years. A summary of information related to stock options for the six-month period ended June 30, 2019 and for the year ended December 31, 2018 is as follows:

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

	June 30, 2019		December 31, 2018
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding - beginning of year	17,751,416	$0.16	13,381,416	$0.13
Granted	541,487	0.21	4,920,000	0.21
Exercised	-		-
Forfeited	(3,263,764)	0.16	(550,000)	0.11
Outstanding - end of year	15,029,139	$0.16	17,751,416	$0.16

Exercisable at end of year	11,224,075	$0.14	13,278,843	$0.14

Weighted average grant date fair value of options granted during year	$0.115		$0.115

Weighted average duration (years) to expiration of outstanding options at year-end	6.80		7.53

The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of stock options was estimated using the “simplified method,” as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised. The assumptions utilized for option grants during the six-month periods ended June 30, 2019 and 2018 are as follows:

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
Risk Free Interest Rate	2.49%	2.83%
Expected Dividend Yield	0.00%	0.00%
Expected Volatility	55.00%	55.00%
Expected Life (years)	5.5-6.25	5.5-6.25
Fair Value per Stock Option	$0.11	$0.11 - $0.12

The total grant-date fair value of the options granted during the six-month periods ended June 30, 2019 and 2018 was $62,271 and $554,100, respectively. Stock-based compensation expense of $70,286 and $108,556 was recognized under FASB ASC 718 for the six-month periods ended June 30, 2019 and 2017, respectively, and was recorded to compensation and benefits in the statements of operations. These costs are included in general and administrative expense in the accompanying statements of operations. Total unrecognized compensation cost related to non-vested stock option awards amounted to $403,026 and $441,596 for the six-month period ended June 30, 2019 and year ended December 31, 2018, respectively, and will be recognized over a weighted average period of 35 months as of June 30, 2019.

NOTE 9: LEASE OBLIGATIONS

The Company entered into three short-term lease agreements for building space during 2018, two of which, with total base rent of $40,000 per month, terminated on the same year. The total base rent from the one remaining lease agreement is 10% of gross sales.

In January 2018, the Company entered into a lease agreement requiring base rent payments of $14,500 per month for a 36-month term. The lease required a $43,500 deposit. Future payment obligations under this lease agreement are $87,000, and $174,000 for the years ended December 31, 2019, and 2020, respectively.

Total rent expense for the six-month periods ended June 30, 2019 and 2018 was $125,736 and $185,029, respectively.

NOTE 10: CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

DENIM.LA, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

As of June 30, 2019 and December 31, 2018 and for the six-month periods ended June 30, 2019 and 2018

NOTE 11: SUBSEQUENT EVENTS

Stock Issuances

Subsequent to June 30, 2019, a total of 323,568 shares of Series A-3 Preferred Stock were sold in connection with the Company’s active Regulation A+ offering for gross proceeds of $171,491.

Management’s Evaluation

Management has evaluated subsequent events through September 30, 2019, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

INDEX TO EXHIBITS

Exhibit 1.1	Placement Agreement with SI Securities, LLC(1)

Exhibit 2.1	Amended and Restated Certificate of Incorporation(2)

Exhibit 2.2	Bylaws(3)

Exhibit 3.1	Amended and Restated Investors’ Rights Agreement(4)

Exhibit 3.2	Amended and Restated Right of First Refusal and Co-Sale Agreement(5)

Exhibit 3.3	Amended and Restated Voting Agreement(6)

Exhibit 4.1	Form of Subscription Agreement(7)

Exhibit 6.1	Payment Processing Agreement with Banctek Solutions(8)

Exhibit 6.2	Employment Agreement with Mark Lynn(9)

Exhibit 6.3	Employment Agreement with Corey Epstein(10)

Exhibit 6.4	Updated Employment Agreement with Corey Epstein(11)

Exhibit 6.5	Employment Agreement with Kevin Morris(12)

Exhibit 6.6	Employment Agreement with Conrad Steenberg(13)

Exhibit 6.7	Promissory Note of Mark Lynn(14)

Exhibit 6.8	Promissory Note of Corey Epstein (15)

Exhibit 6.9	Lease Agreement with Beverly Blvd Associates, L.P.(16)

Exhibit 6.10	Promissory Note of Mark Lynn(17)

Exhibit 6.11	Stockholder approval of waiver of Right of First Offer by Mark Lynn and Corey Epstein(18)

Exhibit 6.12	Senior Credit Agreement with Black Oak Capital(19)

Exhibit 6.13	Form of Posting Agreement with StartEngine Primary, LLC(20)

Exhibit 8.1	Escrow Agreement with The Bryn Mawr Trust Company(21)

Exhibit 8.2	Form of Escrow Agreement with Prime Trust, LLC(22)

Exhibit 11.1	Consent of Independent Auditor(23)

Exhibit 12.1	Opinion of counsel as to the legality of the securities(24)

Exhibit 13.1	Testing The Waters Materials(25)

(1) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex1-1.htm

(2) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex2-1.htm

(3) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex2-2.htm

(4) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex3-1.htm

(5) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex3-2.htm

(6) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex3-3.htm

(7) Previously filed and available at, https://www.sec.gov/Archives/edgar/data/1668010/000114420419045090/tv529439_ex4-1.htm.

(8) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-1.htm

(9) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-2.htm

(10) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-3.htm

(11) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-4.htm

(12) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-5.htm

(13) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416089831/v434925_ex6-6.htm

(13) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416107689/v441954_ex6-7.htm

(15) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416107689/v441954_ex6-8.htm

(16) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416107689/v441954_ex6-9.htm

(17) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416107689/v441954_ex6-10.htm

(18) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,

https://www.sec.gov/Archives/edgar/data/1668010/000114420416108253/v442306_ex6-11.htm

(19) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10535) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420417045466/v474235_ex6-11.htm

(20) Previously filed and available at, https://www.sec.gov/Archives/edgar/data/1668010/000114420419045090/tv529439_ex6-13.htm.

(21) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex8-1.htm

(22) Previously filed and available at, https://www.sec.gov/Archives/edgar/data/1668010/000114420419045090/tv529439_ex8-2.htm.

(23) Previously filed and available at, https://www.sec.gov/Archives/edgar/data/1668010/000114420419045090/tv529439_ex11-1.htm.

(24) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex12-1.htm

(25) Filed as an exhibit to the Denim.LA, Inc. Regulation A Offering Statement on Form 1-A/A (Commission File No. 024-10868) and incorporated herein by reference. Available at,
https://www.sec.gov/Archives/edgar/data/1668010/000114420418049243/tv502609_ex13-1.htm

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 4, 2019.

Denim.LA, Inc.

By	/s/ John “Hil’ Davis

Hil Davis, Chief Executive Officer of
Denim.LA, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John “Hil’ Davis
Hil Davis, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer
Date: October 4, 2019

/s/ Mark Lynn
Mark Lynn, Chairman
Date: October 4, 2019

/s/ Trevor Pettennude
Trevor Pettennude, Director
Date: October 4, 2019

/s/ Geoff McFarlane
Geoff McFarlane, Director
Date: : October 4, 2019